ASSET PURCHASE AGREEMENT

THIS ASSET PURCHASE AGREEMENT ("APA"), dated as of January 9, 2003, is made by and between USA BROADBAND, INC., a Delaware corporation ("USAB"), and dick clark international cable ventures, ltd. (a Turks and Caicos entity)("dcicv") Cable California SA de CV, ("Cable") a Mexican Corporation, Las Americas Broadband, Inc. ("LABN"), and Carlos Bustamante, Sr., an individual who resides in the United Mexican States. The foregoing are collectively referred to herein as the "PARTIES" and individually, as a "PARTY" USAB is the "Buyer."

RECITALS

WHEREAS, Cable is engaged in the business of developing and marketing cable television services in the Northern Baja California region of Mexico.

WHEREAS, USAB owns and operates private cable video and television services in California and other geographic markets in the United States;

WHEREAS, dcicv owns (i) one hundred percent (100%) of the Class B stock of Cable, which represents forty-nine percent (49%) of the voting stock of Cable and (ii) one hundred percent (100%) of the Class N stock of Cable, which represents ninety percent (90%) of the economic interest in Cable (collectively, the "Shares");

WHEREAS, USAB desires to acquire the Shares and obtain certain other tangible and intangible assets related to Cable's operations in Mexico from LABN; WHEREAS, dcicv desires to transfer the Shares and LABN desires to transfer such assets, respectively, on the terms and conditions hereinafter set forth.

WHEREAS, Cable holds a valid concession from the government of Mexico and all supplemental business permits associated with the installation and operation of an advanced video and data cable television system in the Northern Baja California region of Mexico, and specifically in the greater Tijuana, Mexico metropolitan area;

WHEREAS, the Parties desire to make certain representations, warranties, covenants and agreements in connection with this Agreement;

NOW, THEREFORE, in consideration of the foregoing premises and of the mutual covenants, representations, warranties and agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

ARTICLE I

1The Acquisition and Transfer of Assets. On the terms and subject to the conditions contained herein, USAB agrees to acquire:

2_ 1.1 Stock of Cable. USAB or its subsidiary will acquire the Shares, as evidenced by one or more stock certificates (or other documentation reasonably acceptable to USAB) transferred to USAB or its subsidiary and recorded on the official stock ledger and other books and records of Cable. It is understood that the Shares will be transferred to USAB from dcicv.

1.2 Inventory, Equipment and Property. At the Closing, LABN will transfer to USAB or a USAB subsidiary, the inventory, property, intellectual property, customer lists, receivables, payables, trademarks, contracts, leases, equipment, and other tangible and intangible assets listed on Schedule 1.2 ("Transferred Assets") to this Agreement, currently on the books and records ofLABN but used in the operations' in the normal course of business of Cable. Except as set forth on Schedule 1.2, LABN is the lawful owner of the Transferred Assets and has the complete and unrestricted power and the unqualified right to sell, transfer, assign and deliver the Transferred Assets to USAB. Except for the assets set forth on Schedule 1.2, LABN is not transferring any other assets to USAB. Except as set forth on Schedule 3.05, the Transferred Assets will be transferred and assigned to USAB on the Closing Date free and clear of all liens, security interests, claims (including claims for Taxes), licenses, rights to use or possess, other contractual restrictions and other charges and encumbrances, and, upon such transfer and assignment, Buyer will be vested with good and marketable title to the Transferred Assets. The Transferred Assets, except for title and the other representations specifically set forth in this Agreement, are being transferred on an "as is" basis.

1.3 Sufficiency of Assets. Except to the extent disclosed on Schedule 1.3, the Transferred Assets comprise all rights and assets necessary and sufficient for USAB to conduct the Business of Cable in Mexico after the Closing as it was conducted by LABN/Cable prior to the Closing.

1.4 Assumption of Liabilities.Assumption At the Closing, and except as otherwise specifically provided in Section 2(b), USAB will:

1.4.1 Assume $1,250,000 (one million, two hundred fifty thousand dollars) in debt, liabilities, and other financial obligations of Cable and ofLABN, specifically related to operations in Mexico as agreed to by the parties (the "Assumed Payables"), as specifically set forth on Exhibit 1.4. In the event USAB determines, in its sole discretion, that it is necessary to assume additional liabilities of Cable, it may do so, and the note described in Section 1.6.2 by LABN in favor of USAB (attached as Exhibit 4.2 ) with current principal due of$890,276 (eight hundred and ninety thousand two hundred and seventy-six dollars), and a revised principal balance of $500,000 (five hundred thousand dollars) upon Closing hereof, will be increased by the amount of such liabilities so assumed; provided, however, that in no event shall such assume liabilities in the aggregate exceed $1,750,000 (one million seven hundred fifty thousand dollars) .

1.4.2 Assume LABN's obligations, and receive an assignment of its rights, under that certain agreement dated as of September 26, 2002, among LABN, Cable, Carlos Bustamante, Sr., and LABN Mexico, S.A. de C.V., attached as Exhibit 1.4.3 hereto, with such amendments as are necessary to substitute USAB, including the issuance of stock ofUSAB in the place of stock ofLABN, at a revised ratio of _shares of USAB for every - share ofLABN to be issued. LABN and Bustamante hereby agree to take such action as may be required to effectuate the intent of this Section.

1.4.3 Excluded LiabilitiesExcluded Liabilities Excluded LiabilitiesExcluded Liabilities Excluded LiabilitiesExcluded Liabilities. Unless and to the extent specifically set forth on Schedule 1.4, in no event shall USAB assume or incur any liability or obligation under this Section 2 or otherwise ofLABN.

1.4.4 No Expansion of Third Party RightsNo Expansion of Third Party RightsNo Expansion of Third Party RightsNo Expansion of Third Party RightsNo Expansion of Third Party RightsNo Expansion of Third Party Rights. The assumption by USAB of the assumed liabilities shall not expand the rights or remedies of any third party against USAB or CABLE as compared to the rights and remedies which such third party would have had against CABLE had USAB not assumed the assumed liabilities.

1.5 Consideration. In consideration for the purchase of the Stock and Assets described above, USAB agrees to the following:

1.5.1 Issuances of Common Stock.

1.5.1.1 Upon Closing, USAB will issue 2,500,000 (two million, five hundred thousand) shares of USA Broadband, Inc. common stock in the name of dcicv or its assignees, 125,000 of which will be held in an Escrow Account for 12 months from the Closing, as indemnification for the representations and warranties of dcicv/Cable.

1.5.1.2 Upon Closing, USAB will issue 2,250,000 (two million, two hundred and fifty thousand) shares of USA Broadband, Inc. common stock in the name ofLABN, 125,000 of which will be held in an Escrow Account for 12 months from the Closing, as indemnification for the representations and warranties of dcicv/Cable.

1.5.1.3 Upon Closing, USAB will issue 250,000 (two hundred and fifty thousand shares) of USA Broadband, Inc. common stock in the name of Carlos Bustamante.

1.5.1.4 Legends. LABN understands that the USA Broadband common stock and any securities issued in respect thereof or exchange therefor, may bear the following legends, or one substantially similar:

"THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AND HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF. NO SUCH SALE OR DISPOSITION MAY BE EFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE ISSUER THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OF 1933"

1.6 Assignment/Forgiveness of Debt.

1.6.1 Upon Closing, LABN will assign to USAB a certain note payable by Cable in favor ofLABN, in the amount of $7,000,000 (the "LABN Note"), attached hereto as
Exhibit 1.6, and rights to all future payments owed to it under the note. USAB will assume all obligations under such Note from and after the Closing.

1.6.2 Upon Closing, USAB will forgive $390,276 (three hundred and ninety thousand two hundred seventy six dollars) in debt owed by LABN to USAB pursuant to a Note (attached as Exhibit 4.2) with current principal due of $ 890,276 (eight hundred and ninety thousand two hundred seventy six dollars), for a revised principal balance of$500,000 (five hundred thousand dollars), and will extend the maturity date to June 30, 2003. USAB will grant LABN an option to extend the note for an additional six month term in exchange for increasing the annual interest rate of 10% an additional 10%, to the new rate of 20%. The revised and amended note shall remain as presently collateralized by assets of LABN, including its cable television system in Tehachapi, California and LABN agrees that it will not otherwise pledge, encumber or allow liens to filed upon the collateral while the loan is outstanding. LABN also agrees to pay to USAB, as payment on the Note, a minimum of 10% of any proceeds received from any equity financing by LABN of$l,OOO,OOO or more.

1.7 Cash Payments. Within five (5) business days of the signing of this Agreement, USAB will pay to LABN the sum of $250,000 (two hundred and fifty thousand dollars), to be used by LABN to pay certain obligations and liabilities specifically related to Cable, and listed on Schedule 1.7.

1.8 Taxes. Any applicable state and local taxes payable on or relating to the Transferred Assets applicable to or arising from any period commencing after the Closing shall be the sole responsibility ofUSAB. LABN shall be solely responsible for such taxes applicable to or arising from any period prior to the Closing and up to and including the date of Closing. USAB shall indemnify LABN and dcicv for taxes arising from events after the date of closing in respect thereof.

ARTICLE II

CLOSING; EFFECTIVE TIME; FURTHER ACTION

2.1 CLOSING.

2.1.1 The closing (the "CLOSING") shall take place when:

(a) dcicv has delivered to USAB one or more stock certificate for the Shares, with appropriate stock powers in favor ofUSAB or its subsidiary;

(b) LABN has delivered to USAB the LABN Note between Cable and LABN, assigned to USAB, as described herein;

(c) LABN has delivered to USAB the Transferred Assets;

(d) USAB has issued share certificates to Dick Clark International Cable Ventures, Ltd; Las Americas Broadband, Inc.; and Carlos Bustamante, or their assignees, as described herein, and delivered them to a mutually agreeable Escrow Agent, to be held in escrow as provided above;

(e) USAB an LABN have terminated their Merger Agreement dated as of April 25, 2002;

(f) All of the conditions required to be fulfilled herein have been fulfilled by the party subject to such condition, or a written waiver has been received by the party benefiting from the performance of such condition;

(g) The parties hereto have delivered to each other certificates stating that the representations and warranties herein contained are true and correct as of the Closing.

2.1.2 The Closing shall occur at the offices of USA Broadband after the satisfaction of the items above or waiver, if permissible, of the conditions set forth above. It is the intention of the Parties to simultaneously sign and meet the conditions for the Closing on or before January 31, 2003.

2.2 FURTHER ACTIONS. The Parties shall take all action as shall be required in connection with the AP A, including the execution and delivery of any further deeds, assignments, instruments or documents as are necessary or desirable to effectuate the AP A and the other transactions contemplated hereby.

ARTICLE III

CORPORATE GOVERNANCE

3.1 CERTIFICATE OF INCORPORATION AND BY-LAWS. At the Effective Time, the applicable certificate of ownership of Cable shall be amended or restated, as the case may be, and filed with any and all applicable government agencies in the United States or Mexico, or both, stating that USAB or its affiliate owns not less than 49% of the voting rights and 90% of the economic interest, both on a fully-diluted basis, of Cable. Further, the By-Laws of Cable shall be amended or restated, if necessary, to the satisfaction of USAB.

3.2 DIRECTORS OF USAB. Upon Closing, USAB shall cause Richard G. Lubic to be appointed to serve as a member and chairman of its board of directors until the date that his successor has been duly elected or appointed and qualified or until his earlier death, resignation or removal in accordance with the Certificate of Incorporation and By-laws.

3.3 DIRECTORS OF CABLE. At the Effective Date, dcicv, Bustamante, LABN and/or Cable shall cause one or more designees ofUSAB to replace any current representation of dcicv/Cable on the board of directors (or its equivalent) of Cable.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF LAS AMERICAS

Except as disclosed: (i) in the due diligence schedules delivered to USAB (the "Cable Due Diligence Schedules"); (ii) in the LABN SEC Reports filed within two
(2) years from the date of this Agreement; or (iii) as otherwise set forth in this Agreement, LABN hereby represents and warrants to USAB as follows:

4.1 ORGANIZATION AND QUALIFICATION. LABN is a corporation duly organized, validly existing and in good standing under the laws of the State of Colorado. LABN is duly qualified to do business and is in good standing in all foreign jurisdictions wherein the character of the properties so owned or leased by it or the nature of its business makes such qualification to do business necessary, except for any such failure to so qualify, which when taken as a whole with all other such failures, is not reasonably expected to have a Material Adverse Effect. The copies of the articles of incorporation ofLABN, and all amendments thereto, as certified by the Colorado Secretary of State, and the by-laws, as amended to date, ofLABN, which have been previously delivered to USAB, are complete, accurate and current in all material respects.

4.2 AUTHORITY LABN has all requisite corporate power and authority and has taken all corporate action necessary in order to execute, deliver and perform its obligations under this Agreement, including shareholder approvals.

4.3 ENFORCEABILTY. This Agreement has been duly executed and delivered by LABN and, assuming the Agreement constitutes the valid and binding obligation of USAB, is a valid and binding agreement of LABN enforceable against LABN in accordance with its terms except: (i) as such enforceability may be limited by applicable bankruptcy, insolvency, moratorium or similar Laws of general application relating to or affecting creditors' rights, including the effect of statutory or other Laws regarding fraudulent conveyances and preferential transfers, and (ii) for the limitations imposed by general principles of equity or public policy considerations, including as to enforcement of indemnification provisions.

4.4 TITLE TO ASSETS. LABN is the sole owner of all right, title and interest in, and has good and marketable title to, all of the Transferred Assets, free and clear of all Liens except: (i) any to be released at Closing; (ii) Liens for taxes not yet payable; and (iii) any Liens listed on Schedule 4.4 of the Cable Due Diligence Schedules which either separately or in the aggregate would not have a Material Adverse Effect on the Transferred Assets.

4.5 LITIGATION. There are no claims or proceedings pending or, to LABN's knowledge, threatened against any of the Transferred Assets which involves the likelihood of any adverse judgment or liability, whether or not fully covered by insurance, which can reasonably be expected to result in any liability with respect to the Transferred Assets. LABN is not in default concerning any order of any federal, state, or municipal court or other governmental agency affecting the Transferred Assets.

ARTICLE V

REPRESENTATIONS AND WARRANTIES REGARDING CABLE

Except as disclosed in the due diligence schedules, a copy of which is attached hereto, LABN, dcicv, and Bustamante jointly and severally hereby represent and warrant to USAB as follows:

5.1 ORGANIZATION AND QUALIFICATION. Cable is a corporation duly organized, validly existing and in good standing under the laws of Mexico. The copies of the corporate charter documents,' and all amendments thereto, which have been previously delivered to USAB, are complete, accurate and current in all material respects. The stock transfer books and minute books or similar records of Cable, which have been previously made available to USAB, are complete, accurate and current in all material respects.

5.2 AUTHORITY; ENFORCEABILITY. Cable has all requisite corporate power and authority and has taken all corporate action necessary in order to execute, deliver and perform its obligations under this Agreement, including shareholder approvals.

5.3 GOVERNMENTAL APPROVALS. This Agreement has been duly executed and delivered by Cable and, assuming the Agreement constitutes the valid and binding obligation ofUSAB, is a valid and binding agreement of Cable enforceable against Cable in accordance with its terms except: (i) as such enforceability may be limited by applicable bankruptcy, insolvency, moratorium or similar Laws of general application relating to or affecting creditors' rights, including the effect of statutory or other Laws regarding fraudulent conveyances and preferential transfers, (ii) for the limitations imposed by general principles of equity or public policy considerations, including as to enforcement of indemnification provisions; and (iii) the need to obtain authorization for the transfer of the Shares from the appropriate Mexican governmental and regulatory authorities.

5.4 CAPITALIZATION OF CABLE. Cable is a Mexican company, organized under the
laws of Mexico. The authorized capital stock of Cable consists of	shares
of common stock, par value $-, of which - shares are validly issued and outstanding as of December 5,2002. All of the shares of Cable to be sold or transferred to USAB have been duly authorized and are fully paid, non-assessable and free of preemptive rights, with no personal liability attaching to the ownership thereof. The fully-diluted ownership of Cable, including any and all rights that would result in future issuances of stock in Cable are disclosed on
Schedule	(including but not limited to equity interests or securities reserved for issuance, any outstanding subscriptions, options, warrants, rights, "phantom" stock rights, convertible or exchangeable securities, stock appreciation rights or other agreements or commitments granting to any Person any interest in or right to acquire at any time, or upon the happening of any stated event, any Cable shares or other equity interest or securities of Cable, or any interest in, exchangeable for or convertible into Cable shares or other equity interests or securities of Cable. Cable has no treasury shares.

5.5 FINANCIAL INFORMATION. Set forth in SECTION 5.5 of the Cable Due Diligence Schedules are: (a) a balance sheet, profit and loss statement, and statement of cash flows of Cable as of June 30, 2002, and as of September 30, 2002 and such notes to financial statements necessary to provide a full description of the financial condition, obligations, and future liabilities of Cable. Cable will provide USAB with any and all audits or other financial statements for Cable previously prepared by Rufo Ibarra, De La Cruz Y Mier, S.C. or other public accountancy firms in Mexico. Cable will provide USAB with state and federal tax filings (for Mexico for Cable for the past three years. All financial statements shall be accordance with United States GAAP, consistently applied during the period involved, except as otherwise disclosed in the notes thereto and subject, where appropriate, to normal year-end adjustments and the absence of notes in the case of interim statements. Cable will disclose to USAB any and all existing shareholder agreements or other arrangements between and amongst the owners of Cable with regard to profit-sharing, working capital requirements, management controls, operating authority or other material arrangements that would effect USAB' s ownership and management of Cable.

5.6 ABSENCE OF CERTAIN CHANGES. Except as set forth in SECTION 5.6 of the Cable Due Diligence Schedules, since the date of the LABN Financial Statements, there has not occurred any event, condition, circumstance, change or development that has or is reasonably expected to have a Material Adverse Effect on Cable or LABN's note in Cable.

5.7 TAX MATTERS.

(a) Cable files Tax Returns in Mexico including federal and state tax returns.

(b) Except as disclosed in Schedule 5.7, Cable has (i) duly filed with the appropriate Governmental Bodies all material Tax Returns required to be filed by it' on or prior to the date hereof, and such Tax Returns are true, correct and complete in all material respects and (ii) duly paid in full or made provision in accordance with GAAP on the books of Cable for the payment of all material Taxes for all periods ending through the date hereof.

(c) Except as set forth on SECTION 5.7(c) of the Cable Due Diligence Schedules, there are no Liens for Taxes upon Cable's assets be purchase pursuant to this APA necessary for the operation of the business of Cable.

(d) Cable has complied in all material respects with all applicable Laws relating to the payment and withholding of Taxes in Mexico and has, within the time and the manner prescribed by law, withheld from and paid over to the proper Governmental Bodies all amounts required to be so withheld and paid over under applicable Laws.

(e) There have been no audits or other administrative proceedings or court proceedings prior to the date hereof, and none are currently pending with any governmental Body with regard to any Taxes or Tax Returns of Cable. Cable has not received a written notice of any pending audits or proceedings.

(f) There are no outstanding written requests, agreements, consents or waivers to extend the statutory period of limitations applicable to the assessment of any Taxes or deficiencies against Cable.

(g) Cable is not a party to any Contract providing for the allocation or sharing of Taxes.

(h) Cable is not a party to any Contract or arrangement that is reasonably expected to result, separately or in the aggregate, in the payment of any "excess parachute payments" within the meaning of Section 280G of the United States Tax Code, or any Mexico tax code similar in nature.

(i) No power of attorney has been executed by Cable with respect to any matter relating to Taxes, which power of attorney currently is in force.

5.8 REAL ESTATE.

(a) SECTION 5.8(a) of the Cable Due Diligence Schedules sets forth the address of each parcel of real property owned or leased by Cable (if such property is presently or historically used in the operations of Cable or otherwise necessary for the operation of Cable). Except as otherwise set forth on SECTION 5.8(a) of the Cable Diligence Schedules, with respect to each such parcel of owned real property: (i) such parcel is free and clear of all Liens, except for the Cable Permitted Real Estate Liens and Cable Permitted Ownership Liens; (ii) _here are no leases, subleases, licenses, tenancies, concessions, or other agreements, written or oral, granting to any Person the right of use or occupancy of any portion of such owned real property; and (iii) there are no outstanding actions, rights of first refusal or options to purchase such parcel.

(b) All leases of real property leased or subleased by or for the use or benefit of Cable and all leases of real property as to which Cable is the lessee or sub lessee, and all amendments and modifications thereof (collectively, the "LEASES "), are listed on SECTION 5.8(b) of the Cable Due Diligence Schedules, and true, correct and complete copies thereof have been made available to USAB. All such Leases are valid, binding and in full force and effect and are enforceable by Cable in accordance with their terms (except as such enforceability may be affected by bankruptcy, reorganization, moratorium or similar Laws generally affecting creditors' rights and by general principles of equity or public policy limitations) and have not been modified or amended except as noted in SECTION 5.8(b) of the Cable Due Diligence Schedules; Cable has performed all material obligations required to be performed by it under each such Lease; and there has been no material breach or default under any such Leases by Cable, or, to knowledge, any other party thereto, nor any such breach or default by Cable or, to knowledge, any other party thereto which with notice or lapse of time or both would constitute a material event of default thereunder.

5.9 LITIGATION. Except as set forth on SECTION 5.9 of the Cable Due Diligence Schedules, there are no claims, actions, suits or proceedings pending or threatened against Cable and there are no investigations pending or, to LABN's knowledge, threatened against Cable, except as noted herein or which would, if adversely determined, have a Material Adverse Effect on Cable. There are no claims, actions, suits or proceedings pending or threatened against LABN, and there are no investigations pending or, to LABN's knowledge, threatened against LABN, relating to this Agreement, or the transactions contemplated hereby.

5.10 EMPLOYEES.

(a) SECTION 5.1 O( a) of the Cable Due Diligence Schedules contains a true and complete list of each employee, job description, salary, bonus, deferred compensation, incentive compensation, stock purchase, stock option, severance or termination pay, hospitalization or other medical, life or other insurance, supplemental unemployment benefits, profit-sharing, pension or retirement plan, program, agreement or arrangement, and each other employee benefit plan program, agreement or management, whether formal or informal, written or oral, including but not limited to those plans defined as an "employee benefit plan" within the meaning of Section 3(3) of United States ERISA or any comparative or similar statute(s) under Mexican law (each, a "BENEFIT PLAN"), that is maintained or contributed to by Cable or, solely with respect to a Benefit Plan that is subject to Section 302 or Title IV of ERISA, by any other trade or business, whether or not incorporated, would be deemed a "single employer" within the meaning of Section 4001 of ERISA or Section 414(b), (c), (m) or (0) of the Code (an "ERISA AFFILIATE"), for the benefit of any employee, consultant, officer or director of or, if applicable, any ERISA Affiliate.

Except as set forth on SECTION 5.1 O( c) of the Cable Due Diligence Schedules, there are no pending or, threatened or anticipated claims (other than routine claims for benefits) by, on behalf of or against any of the Plans, or any trusts related thereto or any trustee or administrator thereof. Except as set forth on
SECTION 5.10(c) of the Cable Due Diligence Schedules, no litigation or administrative or other proceeding has occurred or is threatened involving any employee or Plan or any trusts related thereto or any trustee or administrator thereof.

5.11 ENVIRONMENTAL MATTERS.

(a) Except as set forth on SECTION 5.11(a) of the Cable Due Diligence Schedules, Cable is in material compliance with all applicable Environmental Laws.

(b) Except as set forth on SECTION 5.11(b) of the Cable Diligence Schedules, there is no Environmental Claim pending.

5.12 COMPLIANCE WITH APPLICABLE LAWS. Except as, individually or in the aggregate, would not be reasonably expected to have a Material Adverse Effect on Cable or its Subsidiaries, when taken as a whole, or except as set forth on
SECTION 5.12 of the Cable Due Diligence Schedules, Cable holds all permits, licenses, franchises, variances, exemptions, orders and approvals of and Mexico Governmental Bodies which are necessary for the operations of the business now being conducted by Cable and any Subsidiaries, taken as a whole (the "Cable Permits"), and no suspension or cancellation of any of the Cable Permits is pending or, threatened. Cable is in material compliance with the terms of the Cable Permits, except where the failure to so comply, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect on Cable, when taken as a whole. Neither Cable nor its Subsidiaries is in violation, and its Subsidiaries have not received any written notices claiming a violation of any laws, statutes, ordinances, rules or regulations of any Governmental Body, except for violations which, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect on Cable, when taken as a whole.

5.13 COMMISSIONS. Neither LABN, Cable, nor any of their officers, directors, or employees has employed any broker or finder or incurred any liability for any brokerage fees, commissions or finders' fees in connection with the AP A or the other transactions contemplated by this Agreement for which USAB bears any liability or responsibility.

5.14 NO UNDISCLOSED LIABILITIES. Except as set forth on SECTION 5.14 of the Cable Due Diligence Schedules, Cable does not have any material liability or obligation of any nature, whether fixed or contingent or otherwise, whether due or to become due, that is not reflected or reserved against in the Cable Balance Sheet or the Cable Interim Balance Sheet or otherwise disclosed in the notes thereto, other than liabilities and obligations incurred subsequent to the LABN Balance Sheet Date or the Interim Cable Balance Sheet Date in the ordinary course of business consistent with past practice and not in violation of this Agreement. Except as set forth on Schedule 5.14 of the Cable Due Diligence Schedules, there are no agreements or arrangements pursuant to which Cable has incurred Indebtedness or is liable for payments to stockholders or former stockholders or their respective Affiliates or Associates.

5.16 INTELLECTUAL PROPERTY. Set forth on Schedule 5.16 of the Cable Due Diligence Schedules is a true, correct and complete list of Cable Intellectual Property and all license agreements relating thereto to which Cable is a party.

5.17 CONTRACTS AND COMMITMENTS. Except as (i) expressly referred to in the notes to the Cable Financial Statements or the LABN Interim Financial Statements or
(ii) contained in SECTION 5.17 of the Cable Due Diligence Schedules:

(a) Cable is not party to or bound by any Contract which is related to its business, operations, financial condition or prospects or which involves, or is reasonably likely to involve, the expenditure or receipt by Cable after the date of the LABN Interim Balance Sheet of more than Fifty Thousand Dollars ($50,000). The legal enforceability after the Closing by Cable of its Contracts will not be affected in any material respect by the delivery of this Agreement and the consummation of the transactions contemplated hereby.

(b) Each Contract of Cable, including but not limited to the Concession granted by the Government of Mexico to develop and operate a video and data cable television system in the greater metropolitan area of Tijuana, Mexico, is valid and binding and will not in any way be diminished or impaired by this Agreement, and, to the knowledge, each other party thereto and is in full force and effect and enforceable by Cable in accordance with its tenants except (i) as such enforceability may be limited by applicable bankruptcy, insolvency, moratorium or similar Laws of general application relating to or affecting creditors' rights, including the effect of statutory or other Laws regarding fraudulent conveyances and preferential transfers, and (ii) for the limitations imposed by general principles of equity or public policy considerations, including as to enforcement of indemnification provisions.

(c) True, complete and correct copies of each of the Contracts expressly referred to in the notes to Cable financial statements have heretofore been provided to USAB by LABN.

5.18 DISCLOSURE OF ALL MATERIAL FACTS. The representations and warranties contained herein, and the statements contained in any certificate, schedule, list or other writing furnished to USAB pursuant to the provisions of this Agreement, do not contain any untrue statement of a material fact or omit to state a material fact which is necessary in order to make the information given to USAB or its representatives prior to the Closing not misleading.

5.19 NO BREACH, CONSENTS. Assuming receipt of the consents, approvals and authorizations specifically contemplated by the next sentence, the execution and delivery of the Agreement by Cable and LABN does not, and the consummation by Cable and LABN of the transactions contemplated hereby will not: (i) violate or conflict with or result in any breach of any provision of the articles of incorporation or by-laws of Cable or LABN; (ii) violate or conflict with or constitute a breach or default (or an event that with notice or lapse of time, or both, would become a breach or default) under or will result in the termination of, or accelerate the performance required by, or result in the creation of any Lien, other than a Lien arising from or through USAB, upon any of the assets under, any material Contract to which Cable is a party or by which its assets or properties may be bound or affected or (iii) violate any Law applicable to Cable, excluding from the foregoing clauses (ii) and (iii) such defaults, rights and violations which, in the aggregate are not reasonably expected to have a Material Adverse Effect on the ability of Cable to perform its obligations under this Agreement or to consummate the APA. Except as set forth in Cable's Disclosure Schedules, no Government Approval, or consent, approval, authorization or action by, notice to, or filing with, any other Person, including the approval of the shareholders of LABN or Cable, is required in connection with the execution, delivery and performance of this Agreement, the other documents and instruments to be executed and delivered by LABN or Cable pursuant hereto or the consummation by LABN or Cable of the transactions contemplated hereby or thereby, except where the failure to obtain such Governmental Approvals or other consents, approvals, authorizations or actions, to give such notices or to make such filings is not reasonably expected to have a Material Adverse Effect on LABN's or Cable's ability to perform their respective obligations under this Agreement or to consummate the APA.

ARTICLE VI

REPRESENTATIONS AND WARRANTIES OF USAB

Except as disclosed (i) in "the due diligence schedules to be delivered to dcicv, LABN and Cable, a copy of which is attached hereto (the "USAB DUE DILIGENCE SCHEDULES"); (ii) in the USAB SEC Reports filed within two (2) years from the date of this Agreement; or (iii) as otherwise set forth in this Agreement, USAB hereby represents and warrants to LABN, dcicv and Cable as follows:

6.1 ORGANIZATION AND QUALIFICATION. USAB is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. USAB is duly qualified to do business and is in good standing in all foreign jurisdictions wherein the character of the properties so owned or leased by it or the nature of its business makes such qualification to do business necessary, except for any such failure to so qualify, which when taken as a whole with all other such failures, is not reasonably expected to have a Material Adverse Effect. The copies of the articles of incorporation of USAB, and all amendments thereto, as certified by the Delaware Secretary of State, and the by-laws, as amended to date, ofUSAB, which have been previously delivered to LABN, are complete, accurate and current in all material respects. The stock transfer books and minute books or similar records ofUSAB, which have been previously made available to LABN, are complete, accurate and current in all material respects.

6.2 SUBSIDIARIES. Each Subsidiary ofUSAB is identified on SECTION 6.2 of the USAB Due Diligence Schedules. Except as otherwise provided in SECTION 6.2 of the USAB Due Diligence Schedules, (i) all of the outstanding equity interests of each Subsidiary are owned by USAB, free and clear of all Liens and free and clear of any other restriction (including any restriction on the right to vote, sue or otherwise dispose of the capital stock of such Subsidiary); and (ii) each Subsidiary is in good standing in the State of Delaware and all foreign jurisdictions wherein the character of the properties so owned or leased by it or the nature of its business makes such licensing or qualification to do business necessary, except where the failure to so qualify or be licensed, which when taken together with all other such failures, is not reasonably expected to have a Material Adverse Effect.

6.3 AUTHORITY; ENFORCEABILITY. USAB has all requisite corporate power and authority and has taken all corporate action necessary in order to execute, deliver and perform its obligations under this Agreement and to consummate the AP A. This Agreement has been duly executed and delivered by USAB and is a valid and binding agreement ofUSAB enforceable against USAB in accordance with its terms except: (i) as such enforceability may be limited by applicable bankruptcy, insolvency, moratorium or similar Laws of general application relating to or affecting creditors' rights, including the effect of statutory or other Laws regarding fraudulent conveyances and preferential transfers, and (ii) for the limitations imposed by general principles of equity or public policy considerations, including as to enforcement of indemnification provisions.

6.4 CAPITALIZATION. The authorized capital stock ofUSAB consists of (i) 100,000,000 shares of common stock, of which 6,299,000 shares are validly issued and outstanding; (ii) 7,000,000 shares designated as Series A Preferred Stock, of which 3,873,015 shares are validly issued and outstanding; (iii) 2,625,000 shares designated as Series B Preferred Stock, all which are validly issued and outstanding; and (iv) 7,875,000 shares designated as Series C Preferred Stock, all of which are validly issued and outstanding. All USAB Shares have been duly authorized and are fully paid, non-assessable and free of preemptive rights, with no personal liability attaching to the ownership thereof. Except as set forth in SECTION 5.4 of the USAB Due Diligence Schedules, there are no USAB Shares or other equity interests or securities ofUSAB reserved for issuance or any outstanding subscriptions, options, warrants, rights, "phantom" stock rights, convertible or exchangeable securities, stock appreciation rights or other agreements or commitments granting to any Person any interest in or right to acquire at any time, or upon the happening of any stated event, any USAB Shares or other equity interest or securities ofUSAB, or any interest in, exchangeable for or convertible into USAB Shares or other equity interests or securities ofUSAB. USAB has no treasury shares. The Shares, when issued pursuant to Section 1.5 above, will be duly authorized, fully paid and non-assessable, and not subject to any lien or security interest in favor ofUSAB or any creditor ofUSAB.

6.5 FINANCIAL INFORMATION. Set forth on SECTION 6.5 of the USAB Due Diligence Schedules are (a) audited balance sheets ofUSAB as of June 30, 2002, and the unaudited balance sheet as of September 30, 2002 (each a "USAB BALANCE SHEET" and, collectively the "USAB BALANCE SHEETS") and (b) statements of income, cash flows and changes in stockholders' equity ofUSAB for each of the years ended June 30, 2002 and September 30, 2002 (each a "USAB INCOME STATEMENT" and, collectively the "USAB INCOME STATEMENTS" and, collectively with the USAB Balance Sheets, the "USAB FINANCIAL STATEMENTS"). The USAB Financial Statements as filed on the EDGAR System have been audited by either Hein & Associates (June, 30, 2002, September 30,2001 and December 31,2001) or Crouch, Bierwolf & Chisholm (September 30, 2000), whose reports thereon are included therein. The USAB Financial Statements, the USAB Interim Financial Statements and the notes thereto fairly present, in all material respects, the assets, liabilities and financial condition' of USAB as of the respective dates thereof, and such statements of income, cash flows and changes in stockholders' equity and the notes thereto fairly present, in all material respects, the results of operations ofUSAB for the period therein referred to, all in accordance with GAAP consistently applied during the period involved, except as otherwise disclosed in the notes thereto and subject, where appropriate, to normal year-end adjustments (which will not be material in amount) and the absence of notes in the case of interim statements and the absence of notes in the case of interim statements.

6.6 ABSENCE OF CERTAIN CHANGES. Except as otherwise contemplated by this Agreement, since September 30, 2002, there has not occurred any event, condition, circumstance, change or development that has or is reasonably expected to have a Material Adverse Effect on USAB.

6.7 TAX MATTERS.

(a) USAB files Tax Returns only in the United States and the State of Delaware.

(b) USAB has (i) duly filed with the appropriate Governmental Bodies all material Tax Returns required to be filed by it on or prior to the date hereof for which tax payments are due, and such Tax Returns are true, correct and complete in all material respects and (ii) duly paid in full or made provision in accordance with GAAP on the books ofUSAB for the payment of all material Taxes for all periods ending through the date hereof.

(c) Except as set forth on SECTION 6.7 of the USAB Due Diligence Schedules, there are no Liens for Taxes upon USAB's assets or USAB Shares except for statutory liens for current Taxes not yet due.

(d) USAB has complied in all material respects with all applicable Laws relating to the payment and withholding of Taxes (including, withholding of Taxes pursuant to Sections 1441, 1442, 3121, 3402, 3406 and 4421 of the Code or similar provisions under any other applicable Laws) and has, within the time and the manner prescribed by law, withheld from and paid over to the proper Governmental Bodies all amounts required to be so withheld and paid over under applicable Laws.

( e) There have been no audits or other administrative proceedings or court proceedings prior to the date hereof, and none are currently pending with any Governmental Body with regard to any Taxes or Tax Returns of USAB, and USAB has not received a written notice of any pending audits or proceedings.

(f) There are no outstanding written requests, agreements, consents or waivers to extend the statutory period of limitations applicable to the assessment of any Taxes or deficiencies against USAB.

(g) USAB is not a party to any Contract providing for the allocation or sharing of Taxes.

(h) USAB is not a party to any Contract or arrangement that is reasonably expected to result, separately or in the aggregate, in the payment of any "excess parachute payments" within the meaning of Section 280G of the Code.

(i) No power of attorney has been executed by USAB with respect to any matter relating to Taxes, which power of attorney currently is in force.

6.8 REAL ESTATE.

(a) SECTION 6.8(a) of the USAB Due Diligence Schedules sets forth the address of each parcel of real property owned or leased by USAB.

(b) All leases of real property leased or subleased by or for the use or benefit of USAB and all leases of real property as to which USAB is the lessee or sub lessee, and all amendments and modifications thereof (collectively, the "LEASES "), are listed on SECTION 6.8(b) of the USAB Due Diligence Schedules, and true, correct and complete copies thereof have been delivered to LABN. All such Leases are valid, binding and in full force and effect and are enforceable by USAB in accordance with their terms (except as such enforceability may be affected by bankruptcy, reorganization, moratorium or similar Laws generally affecting creditors' rights and by general principles of equity or public policy limitations) and have not been modified or amended except as noted in SECTION 6.8(b) of the USAB Due Diligence Schedules; USAB has performed all material obligations required to be performed by it under each such Lease; and there has been no material breach or default under any such Leases by USAB, or, to USAB's knowledge, any other party thereto, nor any such breach or default by USAB, or, to USAB's knowledge, any other party thereto which with notice or lapse of time or both would constitute a material event of default thereunder.

6.9 LITIGATION. Except as set forth on SECTION 6.9 of the USAB Due Diligence Schedules, there are no claims, actions, suits or proceedings pending or, to USAB's knowledge, threatened against USAB and there are no investigations pending or, to USAB's knowledge, threatened against USAB.

6.10 ENVIRONMENTAL MATTERS.

(a) Except as set forth on SECTION 5.11(a) of the USAB Due Diligence Schedules, USAB is in material compliance with all applicable Environmental Laws.

6.11 COMPLIANCE WITH APPLICABLE LAWS. Except as, individually or in the aggregate, would not be reasonably expected to have a Material Adverse Effect on USAB or its Subsidiaries, when taken as a whole, or except as set forth on
SECTION 5.11 of the USAB Due Diligence Schedules, USAB and its Subsidiaries hold all permits, licenses, franchises, variances, exemptions, orders and approvals of all Governmental Bodies which are necessary for the operations of the business now being conducted by USAB and its Subsidiaries, taken as a whole (the "USAB PERMITS"), and no suspension or cancellation of any of the USAB Permits is pending or, to the knowledge ofUSAB, threatened. USAB and its Subsidiaries are in compliance with the terms of the USAB Permits, except where the failure to so comply, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect on USAB or its Subsidiaries, when taken as a whole. Neither USAB nor its Subsidiaries is in violation of, and USAB and its Subsidiaries have not received any written notices claiming a violation of any laws, statutes, ordinances, rules or regulations of any Governmental Body, except for violations which, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect on USAB or its Subsidiaries, when taken as a whole.

6.12 COMMISSIONS. Except as set forth on SECTION 5.12 of the USAB Due Diligence Schedules neither USAB nor any of its officers, directors or employees has employed any broker other than Maroon Bells Capital LLC or incurred any liability for any brokerage fees, commissions or finders' fees in connection with the AP A or the other transactions contemplated by this Agreement.

6.13 NO UNDISCLOSED LIABILITIES. Except as set forth on Schedule 5.13 of the USAB Due Diligence Schedules, USAB, as of the date hereof, does not have any material liability or obligation of any nature, whether fixed or contingent or otherwise, whether due or to become due, that is not reflected or reserved against in the USAB Balance Sheet, the USAB Interim Balance Sheet, or otherwise disclosed in the notes thereto, other than liabilities and obligations incurred subsequent to the date of the USAB Balance Sheet or the USAB Interim Balance Sheet in the ordinary course of business consistent with past practice and not in violation of this Agreement. There are no agreements or arrangements pursuant to which USAB has incurred Indebtedness or is liable for payments to stockholders or former stockholders or their respective Affiliates or Associates.

6.14 CONTRACTS AND COMMITMENTS. Except as (i) expressly referred to in the notes to the USAB Financial Statements or the USAB Interim Financial Statements or
(ii) contained in SECTION 5.14 of the USAB Due Diligence Schedules:

(a) USAB is not party to or bound by any Contract which is related to its business, operations, financial condition or prospects or which involves, or is reasonably likely to involve, the expenditure or receipt by USAB after the USAB Interim Balance Sheet Date of more than Fifty Thousand Dollars ($50,000). The legal enforceability after the Closing by USAB of its Contracts will not be affected in any material respect by the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby.

(b) USAB is not a party to or bound by (i) any Contract with stockholders or former stockholders, or any Person known to USAB to be an Affiliate or Associate of a stockholder or former stockholder; (ii) any Contract with officers, employees, agents, consultants, advisors, salesmen, sales representatives, distributors or dealers that are not cancelable by USAB at will without liability, penalty or premium; (iii) any Contract providing for the payment of any bonus or commission based on sales or earnings; (iv) any Contract that contains any severance or termination or change in control pay liability or obligation; (v) any Contract for the purchase or sale of any security; (vi) any Contract for the borrowing of money (or guarantee of indebtedness); (vii) any Contract for leasing personal property which requires annual payments in excess of Twenty-Five Thousand Dollars ($25,000) or the term of any of which exceeds three (3) years; (viii) any Contract relating to express product or service warranties by USAB; (ix) any Contract containing a covenant not to compete by USAB; (x) any Contract granting a Lien (other than a USAB Permitted Ownership Lien or USAB Permitted Real Estate Lien), security interest or other material encumbrance on any property or asset ofUSAB; (xi) any Contract providing for exclusive purchases by or from USAB or containing a requirement purchase obligation; (xii) any Contract providing for administration, service, utilization review, adjustment, claims management or similar function relating to insurance or litigation ofUSAB; or (xii) any Contract for the sale of any of the assets, property or rights ofUSAB outside of the ordinary course of business, except as contemplated by this Agreement.

(c) USAB has not given any power of attorney (whether revocable or irrevocable) to any Person that is or may hereafter be in force for any purpose whatsoever.

(d) Each Contract ofUSAB is valid and binding upon USAB and, to USAB's knowledge, each other party thereto and is in full force and effect and enforceable by USAB in accordance with its terms except (i) as such enforceability may be limited by applicable bankruptcy, insolvency, moratorium or similar Laws of general application relating to or affecting creditors' rights, including the effect of statutory or other Laws regarding fraudulent conveyances and preferential transfers, and (ii) for the limitations imposed by general principles of equity or public policy considerations, including as to enforcement of indemnification provisions. USAB has performed all material obligations required to be performed by it to date under each Contract to which USAB is a party, and there has been no breach or default or, to USAB's knowledge, a claim of default by USAB or by any other party thereto under any provision thereof and no event has occurred which, with or without notice, the passage of time or both, would constitute a default by USAB or, to USAB's knowledge, any other party thereto under any provision thereof or which would permit modification, acceleration or termination of any Contract by any other party thereto or by USAB.

(e) True, complete and correct copies of each of the Contracts expressly referred to in the notes to USAB's financial statements, other than the Contracts that have been filed with the USAB SEC Reports prior to the date of this Agreement, have heretofore been provided to LABN by USAB.

6.15 DISCLOSURE OF ALL MATERIAL FACTS. The representations and warranties ofUSAB contained herein, and the statements contained in any certificate, schedule, list or other writing furnished to LABN pursuant to the provisions of this Agreement, do not contain any untrue statement of a material fact or omit to state a material fact which is necessary in order to make the information given by USAB to LABN or its representatives prio_ to the Closing not misleading.

6.16 NO VIOLATION, CONSENTS. Assuming receipt of the consents, approvals and authorizations specifically contemplated by the next sentence, the execution and delivery of the Agreement by USAB does not, and the consummation by USAB of the AP A will not: (i) violate or conflict with or result in any breach of any provision ofUSAB's certificate of incorporation or by-laws; (ii) violate or conflict with or constitute a breach or default (or an event that, with notice or lapse of time, or both, would become a breach or default) under or will result in the termination of, or accelerate the performance required by, or result in the creation of any Lien upon any of the assets under, any material Contract to which USAB is a party or by which its assets or properties may be bound or affected; or (iii) violate any Law applicable to USAB, excluding from the foregoing clauses (ii) and (iii) such defaults, rights and violations which, in the aggregate, are not reasonably expected to have a material adverse effect on USAB's ability to perform its obligations under this Agreement or to consummate the AP A. Except for the consents required under the AP A Filing, the USAB Requisite Vote (including applicable securities laws), as set forth on USAB's Due Diligence Schedules, and the applicable requirements of the HSR Act, no Governmental Approval or consent, approval, authorization or action .by, notice to, or filing with any other Person is required in connection with the execution, delivery and performance of this Agreement, the other documents and instruments to be executed and delivered by USAB pursuant hereto or the consummation by USAB of the transactions contemplated hereby or thereby, except where the failure to obtain such Governmental Approvals or other consents, approvals, authorizations or actions, to give such notices or to make such filings is not reasonably expected to have a material adverse effect on the ability ofUSAB to perform its obligations under this Agreement or to consummate the AP A.

6.17 REPORTS, FINANCIAL STATEMENTS, ETC.

(a) Except as set forth in Schedule 6.17 (a) of the USAB Due Diligence Schedules, since March 1, 2002, USAB has filed with the SEC all material forms, statements, reports and documents (including all exhibits, post-effective amendments and supplements thereto) (the "USAB SEC REPORTS") required to be filed by it under each of the Securities Act, the Securities Exchange Act of 1934, as amended, and the respective rules and regulations thereunder, all of which, as amended if applicable, complied when filed in all material respects with all applicable requirements of the appropriate act and the rules and regulations thereunder. As of their respective dates, the USAB SEC Reports did not contain any untrue statement .of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

(b) Since the date of the USAB Financial Statements, there has not been any material change by USAB in accounting principles, methods or policies for financial accounting purposes, except as required by concurrent changes in GAAP or as disclosed in USAB SEC Reports. There are no material amendments or modifications to agreements, documents or other instruments which previously had been filed by USAB with the SEC pursuant to the Securities Act or the Securities Exchange Act of 1934, as amended, which have not yet been filed with the SEC but which are required to be filed.

ARTICLE VII

COVENANTS OF CABLE AND DCICV

Dcicv/Cable covenants and agrees with USAB that:

7.1 ACQUISITION PROPOSAL. Except as set forth on Schedule 7.1 of the dcicv/Cable Due Diligence Schedules, unless this Agreement is terminated by its terms, neither LABN/dcicv/Cable, nor its Subsidiaries nor any of their respective officers and directors shall, and LABN/dcicv/Cable shall use its reasonable best efforts to cause its and its Subsidiaries' employees, agents and representatives (including any investment banker, attorney or accountant retained by it or any of its Subsidiaries) not to, directly or indirectly, encourage, solicit, participate in or initiate (including by way of furnishing or disclosing non-public information) or knowingly take any action designed to facilitate any discussions, inquiries, negotiations or the making of any proposals with respect to or concerning any merger, consolidation, share acquisition, asset purchase, share exchange, business combination, tender offer, exchange offer or similar transaction involving the acquisition of twenty percent (20%) or more of the assets of Cable, taken as a whole, or any purchase or sale of, or tender or exchange offer for the equity securities of Cable that, if consummated, would result in any Person (or the stockholders of that Person) beneficially owning securities representing twenty percent (20%) or more of the total voting power of Cable or any of its Subsidiaries (any of those proposed transactions being a "Cable ACQUISITION PROPOSAL"). Nothing contained in this SECTION 7.1 or any other provision of this Agreement shall prohibit LABN/dcicv/Cable or its board from: (i) taking and disclosing to LABN/dcicv/Cable stockholders a position with respect to a tender or exchange offer by a third party not solicited, encouraged, discussed, continued or failed to be ceased or terminated in contravention of this Agreement or (ii) making such disclosure to LABN/dcicv/Cable stockholders as, in the good faith judgment of its board, pursuant to advice from outside counsel, is reasonably expected to be required under applicable law, provided that LABN may not, except as otherwise permitted under this Agreement, withdraw or modify its position with respect to the AP A or approve or recommend any Cable Acquisition Proposal, or enter into any agreement with respect to any Cable Acquisition Proposal. Upon execution of this Agreement, LABN/dcicv/Cable immediately will cease any existing activities, discussions or negotiations with any parties conducted heretofore with respect to any of the foregoing. Notwithstanding the foregoing, prior to the Effective Time, Cable may furnish information (including non-public information) to any Person pursuant to appropriate confidentiality agreements (which shall permit the disclosure contemplated by this SECTION 6.1), which agreement shall contain terms no less restrictive than the terms of the confidentiality agreement by and between LABN/dcicv/Cable and USAB dated April 22, 2002, and may negotiate and participate in discussions and negotiations with such Person concerning a Cable Acquisition Proposal if:

(a) Such entity or group has submitted, on an unsolicited basis, a bona fide written proposal to LABN/dcicv/Cable' board relating to any such transaction which LABNI dcicv/Cable' board determines in good faith, consistent with advice from an independent investment banker, (i) is reasonably capable of being funded on the disclosed terms and (ii) is reasonably likely to be consummated in accordance with its terms; and (b) in the opinion of LABN/dcicv/Cable' board, such action is reasonably expected to be required in order to discharge LABN/dcicv/Cable' board's fiduciary duties to LABN/dcicv/Cable stockholders under applicable law, determined only after LABN/dcicv/Cable' board concludes in good faith that the Cable Acquisition Proposal reasonably could be expected to constitute a proposal that is superior from a financial standpoint with respect to the stockholders of LABN/dcicv/Cable to the AP A (a "SUPERIOR PROPOSAL").

7.2 OPERATION OF BUSINESS. From the date of this Agreement to the Closing Date, except with DSAB's written consent (which will not be unreasonably withheld or delayed), Cable shall:

(a) operate its business substantially as previously operated and only in the ordinary course of business consistent with past practices and use its commercially reasonable best efforts to preserve intact its organization and goodwill; maintain all of Cable's tangible assets in good condition, ordinary wear and tear excepted; comply in all material respects with all laws applicable to the conduct of Cable's business the failure of which would result in a Material Adverse Effect to the Cable Shares or assets;

(b) except as set forth in SECTION 7.2(b) of the dcicv/Cable Diligence Schedules, not permit a split, combination or reclassification of any shares of capital stock for Cable or issue or authorize or propose the issuance of any other securities in respect of, in lieu of or in substitution for shares of dcicv/ Cable capital stock;

(c) not repurchase, redeem or otherwise acquire any shares of capital stock of Cable;

(d) except as set forth in SECTION 7.2(d) of the dcicv/ Cable Due Diligence Schedules, not issue, deliver or sell, or authorize or propose the issuance, delivery or sale of, any shares of capital stock of Cable or any securities convertible into or exercisable for, or any rights, warrants or options to acquire, any such shares;

(e) maintain its books and records in the ordinary course of business consistent with past practices;

(f) except as set forth in SECTION 7.2(g) of the dcicv/ Cable Due Diligence Schedules, incur any additional debt, except in the ordinary course of business that is consistent with LABN' past loan practices.

(g) not change accounting methods, unless otherwise required by GAAP;

(h) except as set forth in SECTION 7.2(i) of the dcicv/ Cable Due Diligence Schedules, be timely in all governmental filings and shall deliver copies thereof to DSAB;

(i) not encumber, pledge or permit any liens or DCC filings with respect to LABN assets which are security or collateral for any loan or advance previously made to LABN by DSAB, including but not limited to the assets and operations of Country Cable Television, LABN's franchise cable television system in and around Tehachapi, California;

(k) not increase the amount of compensation of any director or officer or employee of Cable or any of its Subsidiaries or make any increase in or commitment to increase any employee benefits; and

(1) not permit Cable or any of its Subsidiaries to take any action contrary to
the 	restrictions imposed in this SECTION 7.2.

7.4 EXISTENCE. Dcicv/Cable and LABN shall take such commercially reasonable action as may be necessary to maintain, preserve, renew and keep in full force and effect dcicv/Cable and LABN' existence (corporate or otherwise) and rights and will not amend LABN' articles of incorporation or its by-laws, nor declare insolvency or bankruptcy within 180 days of Closing.

7.5 IMPLEMENTING AGREEMENT. Dcicv/Cable shall cooperate with USAB and use its commercially reasonable best efforts to take or cause to be taken all actions, and do or cause to be done all things, necessary, proper or advisable on their part under this Agreement and applicable Laws to consummate and make effective the AP A and the other transactions contemplated by this Agreement as soon as practicable.

7.6 CONFIDENTIALITY. Dcicv/Cable and LABN shall maintain as confidential all documents, schedules and information relating to this Agreement on the terms and conditions contained in the Confidentiality Agreement by and between LABN and USAB dated April 22, 2002.

7.7 ACCESS TO INFORMATION. Subject to applicable law, dcicv/Cable shall provide to USAB and its accountants, counsel, financial advisors and other representatives reasonable access during normal business hours with reasonable written notice through the period prior to the Effective Time to dcicv/ Cable properties, books, records, contracts and commitments and during such period shall furnish promptly (i) financial statements, schedules and reports of dcicv/ Cable and all amendments thereto and (ii) such other information concerning LABN and Cable, its properties and personnel as USAB shall reasonably request and dcicv/Cable shall obtain the cooperation of its officers, employees, counsel, accountants and other representatives.

7.8 GOVERNMENTAL FILINGS. Dcicv/Cable shall make, as promptly as practicable, any required governmental filings required of dcicv/Cable, including filings pursuant applicable securities law, obtaining any required Government Approvals and complying with any applicable governmental waiting periods or notification or other procedures required to be complied with by dcicv/Cable in connection with the transactions contemplated by this Agreement. Dcicv/Cable shall advise USAB of such filings prior to their submission to the applicable Governmental Entity.

7.9 TAX RETURNS. LABN shall prepare or cause to be prepared all Tax Returns of Cable for taxable years or the period ending on or prior to the Closing Date. LABN shall deliver such Tax Returns to USAB not later than thirty (30) days prior to the respective due date for filing such Tax Returns for USAB's review. USAB shall pay the actual cost of such preparation up to a maximum of $1 0,000.

ARTICLE VIII

COVENANTS OF USAB

USAB covenants and agrees for the benefit ofLABN, dcicv, and Cable that:

8.1 REASONABLE EFFORTS. USAB shall cooperate with dcicv, Cable and LABN and use its commercially reasonable best efforts to take or cause to be taken all actions, and do or cause to be done all things, necessary, proper or advisable on its part under this Agreement and applicable Laws to consummate and make effective the AP A and the other transactions contemplated by this Agreement as soon as practicable.

8.2 CONFIDENTIALITY. USAB shall maintain as confidential all documents, schedules and information relating to this Agreement on the terms and conditions contained in the Confidentiality Agreement by and between dcicv/Cable and LABN and USAB dated April 22, 2002.

8.3 GOVERNMENTAL FILINGS. USAB shall make, as promptly as practicable, any required governmental filings required ofUSAB with respect to the closing of the AP A.

8.4 IMPLEMENTING AGREEMENT. USAB shall cooperate with Las Americas and use its commercially reasonable best efforts to take or cause to be taken all actions, and do or cause to be done all things, necessary, proper or advisable on their part under this Agreement and applicable Laws to consummate and make effective the AP A and the other transactions contemplated by this Agreement as soon as practicable.

8.5 ACCESS TO INFORMATION. Subject to applicable law, USAB shall provide to dcicv and LABN, and its accountants, counsel, financial advisors and other representatives reasonable access during normal business hours with reasonable written notice through the period prior to the Effective Time to USAB's properties, books, records, contracts and commitments and during such period shall furnish promptly (i) financial statements, schedules and reports ofUSAB and (ii) such other information concerning USAB, its properties and personnel as dcicv/Cable shall reasonably request and USAB shall obtain the cooperation of its officers, employees, counsel, accountants and other representatives.

8.6 OPERATION OF BUSINESS. From the date of this Agreement to the Closing Date, except with dcicv and LABN' written consent, USAB shall:

(a) operate its business substantially as previously operated and only in the ordinary course of business consistent with past practices and use its commercially reasonable best efforts to preserve intact its organization and goodwill; maintain all of USAB's tangible assets in good condition, ordinary wear and tear excepted; comply in all material respects with all laws applicable to the conduct ofUSAB's business the failure of which would result in a Material Adverse Effect to the USAB Shares or USAB's assets;

(b) except as set forth in SECTION 8.6 (b) of the USAB Due Diligence Schedules, not permit a split, combination or reclassification of any shares of capital stock for USAB or issue or authorize or propose the issuance of any other securities in respect of, in lieu of or in substitution for shares ofUSAB's capital stock;

(c) not repurchase, redeem or otherwise acquire any shares of capital stock of USAB;

(d) maintain USAB's books and records in the ordinary course of business consistent with past practices;

(e) not pay any brokerage commissions or finder's fees incurred by reason of any action taken by USAB in connection with the transactions contemplated by this Agreement, other than the Com_issions;

(g) except as set forth in SECTION 8.5 (g) of the USAB Due Diligence Schedules, incur any additional debt, except in the ordinary course of business that is consistent with USAB's past practices;

(h) not change accounting methods, unless otherwise required by GAAP;

(i) except as set forth in SECTION 8.6(i) of the USAB Due Diligence Schedules, file reports as required under applicable securities law and deliver copies thereof to LABN;

G) not declare or pay any dividends on or make other distributions in respect of any of its capital stock;

(k) not permit any of its Subsidiaries to take any action contrary to the restrictions imposed on USAB by this SECTION 8.8.

8.11 MANAGEMENT SERVICES AGREEMENT. Within 5 days of closing, USAB shall enter into a 3-year (three year) management services agreement with Richard G. Lubic or such other entity as Mr.-Lubic may designate, at the sum of $250,000 (two hundred and fifty thousand dollars) per annum, payable monthly, plus payment or reimbursement for certain contractual benefits. The agreement shall further provide that Mr. Lubic will devote sufficient time and attention to the business and affairs ofUSAB to meet the objectives ofUSAB's business. The Management Services Contract shall be renewable for an additional2-year term with the written consent of both parties, and shall also include an option to acquire 1,000,000 (one million) shares ofUSAB common stock at an exercise price of $- per share, vesting as follows: 10 % vested immediately, and 30 % vested on each anniversary date of the Closing over the three year term of the Management Services Agreement. Mr. Lubic will serve as the Chairman of the Board of Directors of USAB and a senior management specialist.

ARTICLE IX

CONDITIONS TO OBLIGATIONS OF USAB

The obligation of USAB to effect the AP A is subject to the satisfaction or waiver by USAB, at or prior to the Effective Time, of the following conditions:

Section 9.1 REPRESENTATIONS AND WARRANTIES. Each representation and warranty of dcicv/ Cable made herein shall be true and correct in all material respects, in each case as of the date made and, except to the extent such representation, warranty or covenant expressly provides that it relates solely to the date hereof or an earlier date, at and as of the Closing Date, with the same force and effect as though made at and as of the Closing Date.

Section 9.2 PERFORMANCE; NO DEFAULT. Dcicv/Cable will have performed and complied in all material respects with all the obligations, agreements and conditions required by this Agreement to be performed or complied with by it at or prior to the Closing.

Section 9.3 DELIVERY OF CERTIFICATE. Dcicv/Cable shall have delivered to USAB a certificate, dated the Closing Date, executed by dcicv/Cable, certifying to the fulfillment of the conditions set forth in SECTIONS 9.1 AND 9.2.

Section 9.4 GOVERNMENTAL APPROVALS. All Governmental Approvals from, and all declarations, filings and registrations with, any Governmental Body required to legally consummate the AP A and the transactions contemplated herein shall have been obtained or made, all applicable waiting periods under the HSR Act shall have expired or been terminated, and no Governmental Body shall have an outstanding injunction against dcicv/Cable.

Section 9.5 LIENS. There shall be no Liens on any of the Transferred Assets, other than LABN Permitted Ownership Liens and LABN Permitted Real Estate Liens.

Section 9.6 GOOD STANDING. USAB shall have received a good standing certificate or other notification (or an equivalent acceptable to USAB) for Cable from the government of Mexico dated within five (5) days of the Effective Time.

Section 9.7 MEXICO CONCESSION. USAB shall have received evidence reasonably satisfactory to USAB that Cable: (i) validly exists; (ii) is duly qualified to do business; (iii) is in good standing under the laws of all jurisdictions wherein the character of its properties so owned or leased by it or the nature of its business makes such qualification to do business necessary; (iv) validly possesses a concession that allows it to provide cable television services in the Tijuana region of Mexico; (v) has obtained all authorizations from the relevant authorities of Mexico for the transfer of the shares issued by Cable; and (vi) has no liability, real or contingent, on or off balance sheet different from those shown in Cable's financial statements which shall be attached to
SECTION 8.11 of the Cable Due Diligence Schedules; and (vii) has complied fully with USAB's due diligence review and USAB is satisfied with the results of such due diligence review.

Section 9.8 FIRPTA CERTIFICATE. LABN shall have delivered, not more than 20 days prior to the Closing Date, a statement in accordance with Treasury Regulations Sections 1.1445-2(c)(3) and 1.897-2(h) certifying that LABN is not, and has not been, a "United States real property holding corporation" for purposes of Sections 897 and 1445 of the Code, and USAB shall not have actual knowledge that such statement is false or shall have received a notice that the statement is false pursuant to Treasury Regulations Section 1.1445-4. In addition, LABN shall have delivered on the Closing Date the notification to the Internal Revenue Service, in accordance with the requirements pursuant to Treasury Regulations
Section 1.897-(h)(2), of delivery of the statement referred to in the preceding sentence, signed by a responsible corporate officer ofLABN.

ARTICLE X

CONDITIONS TO OBLIGATIONS OF LABN

The obligation of LABN to effect the AP A is subject to the satisfaction or waiver by LABN, at or prior to the Effective Time, of the following conditions:

Section 1 0.1 REPRESENTATIONS AND WARRANTIES. Each representation and warranty ofUSAB made herein, shall be true and correct in all material respects in each case as of the date made and, except to the extent such representation, warranty or covenant expressly provides that it relates solely to the date hereof or an earlier date, at and as of the Closing Date, with the same force and effect as though made at and as of the Closing Date.

Section 10.2 PERFORMANCE; NO DEFAULT. USAB shall have performed and complied in all material respects with all the obligations, agreements and conditions required by this Agreement to be performed or complied with by it at or prior to the Closing.

Section 10.3 GOVERNMENTAL APPROVALS. All Governmental Approvals from, and all declarations, filings and registrations with, any Governmental Body required to consummate the transactions contemplated by this Agreement shall have been obtained or made, all applicable waiting periods under the HSR Act shall have expired or been terminated, and no Governmental Body shall have an outstanding injunction against USAB.

Section 10.4 RECEIPT OF CASH PAYMENT. Within 5 business days of the signing of this APA, LABN shall have received payment of the sum of $250,000 (two hundred and fifty thousand dollars).

ARTICLE XI

ADDITIONAL AGREEMENTS

Section 11.1 FURTHER ASSURANCES. Each Party shall execute and deliver such additional instruments and other documents and shall take such further actions as may be necessary or appropriate to effectuate, carry out and comply with all of the terms of this Agreement and the transactions contemplated hereby.

Section 11.2 NOTIFICATION OF CERTAIN MATTERS. The Parties shall give prompt notice to each other of the occurrence or non-occurrence of any event which likely would cause any representation or warranty contained herein to be untrue or inaccurate, or any covenant, condition, or agreement contained herein not to be complied with or satisfied.

Section 11.3 CONFIDENTIALITY; PUBLICITY. Except as may be required by law or as otherwise permitted or expressly contemplated herein, prior to the Closing, no Party hereto or their respective Affiliates, employees, agents and representatives shall disclose to any third party this Agreement or the subject matter or terms hereof without the prior written consent of the other parties hereto. No press release or other public announcement related to this Agreement or the transactions contemplated hereby shall be issued by any party hereto without the prior written approval of the other Party. Each Party may make such public disclosure which such Party believes in good faith is required by law or by the terms of any listing agreement with or requirements of a securities exchange, but shall provide a draft of such required public disclosure to the other Party for its review prior to making such disclosure and Shall incorporate all reasonable covenants made thereto by the other Party. USAB will issue a press release upon signing of the AP A. USAB will provide dcicv/Cable and LABN with a draft of such release prior to its issuance.

ARTICLE XII

TERMINATION, AMENDMENT AND WAIVER

Section 12.1 TERMINATION OF AGREEMENT. This Agreement may be terminated at any time prior to the Closing:

(a) by written consent ofUSAB and dcicv/Cable and LABN;

(b) by USAB, if there has been a material breach by LABN or dcicv/Cable of any of its agreements, representations, warranties or covenants contained herein which has not been waived by USAB in writing;

(c) by dcicv/Cable and LABN if there has been a material breach by USAB of any of its agreements, representations, warranties or covenants contained herein which has not been waived by dcicv/Cable and LABN, as the case may be, in writing;

(d) by USAB, if the information contained in the dcicv/Cable or LABN Due Diligence Schedules indicates a Material Adverse Effect;

(e) by dcicv/Cable and LABN, if the information contained in the USAB Due Diligence Schedules indicates a Material Adverse Effect;

(f) by LABN if it does not receive the principal sum of $250,000 (two hundred and fifty thousand dollars) within five business days of the signing of this AP A, of which not less than $ 200,000 shall be applied specifically to payments for obligations of Cable;

(g) by either party if the Closing has not occurred by 2003.

Section 12.2 EFFECT OF TERMINATION. In the event of termination of this Agreement as provided in SECTION 12.1, this Agreement shall forthwith become void and of no further force and effect with respect to the Parties to this
Agreement other than this SECTION 12.2, and SECTIONS	and there shall be no
liability on the part of any Party to this Agreement to one another, except for any liability of the breaching Party for any breaches of this Agreement prior to the time of such termination; provided, however, that with regard to any breach of SECTION 4.22, there shall not be any liability on the part of the breaching Party in the absence of willful misrepresentation by the breaching Party.

ARTICLE XIII

SURVIVAL

Section 13.1 SURVIVAL OF REPRESENTATIONS. Except as otherwise provided herein, all representations and warranties contained in this Agreement shall survive until the Closing (unless the Party seeking damages from a breach thereof knew or had reason to know of any such breach at the time of Closing).

ARTICLE XIV

MISCELLANEOUS

Section 14.1 COUNTERPARTS. This Agreement may be executed in several counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument.

Section 14.2 EXPENSES. Except as expressly provided herein, whether or not the transactions contemplated by this Agreement are consummated, all costs and expenses, including legal and financial advisory fees, incurred in connection with this Agreement and the transactions contemplated thereby shall be paid by the Party incurring such expenses. The foregoing shall not effect the legal right, if any, that any Party hereto may have to recover expenses from the other Party that breaches its obligations hereunder.

Section 14.3 ENTIRE AGREEMENT. This Agreement, the Cable Due Diligence Schedules, the USAB Due Diligence Schedules and Exhibits and other writings referred to herein or delivered pursuant hereto which form a part hereof contain the entire understanding of the Parties with respect to their subject matter. This Agreement supersedes all other prior agreements and understandings between the Parties with respect to its subject matter.

Section 14.4 AMENDMENT, EXTENSION AND WAIVER. This Agreement may not be amended except by an instrument in writing signed on behalf of all of the Parties hereto. Any agreement on the part of a Party hereto to any extension or waiver under this SECTION 14.4 shall be valid only if set forth in an instrument in writing signed on behalf of such Party. Except as expressly provided in this Agreement, no delay on the part of any Party hereto in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any waiver on the part of any Party of any right, power or privilege hereunder operate as a waiver of any other right, power or privilege hereunder, nor shall any single or partial exercise of any right, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder. Notwithstanding the foregoing, USAB shall have the right, in its sole discretion, to amend the USAB Due Diligence Schedules and LABN shall have the right, in its sole discretion, to amend the dcicv/Cable and LABN Due Diligence Schedules until one day prior to the Closing date.

Section 14.5 HEADINGS. The article and Section headings contained herein are for reference purposes only and will not affect in any way the meaning or interpretation of this Agreement.

Section 14.6 NOTICES. All notices, demands, consents, requests, instructions and other communications to be given or delivered or permitted under or by reason of the provisions of this Agreement, or in connection with the transactions contemplated hereby and thereby, shall be in writing and shall be deemed to be delivered and received by the intended recipient as follows: (a) if personally delivered, on the Business Day of such delivery (as evidenced by the receipt of the personal delivery service); (b) if mailed by certified or registered mail, return receipt requested, four (4) Business Days after the aforesaid mailing;
(c) if delivered by overnight courier (with all charges having been prepaid), on the second Business Day of such delivery (as evidenced by the receipt of the overnight courier service of recognized standing); or (d) if delivered by facsimile transmission, on the Business Day of such delivery if sent by 6:00 p.m. in the time zone of the recipient, or if sent after that time, on the next succeeding Business Day (as evidenced by the printed confirmation of delivery generated by the sending party's telecopier machine). If any notice, demand, consent, request, instruction or other communication cannot be delivered because of a changed address of which no notice was given (in accordance with this SECTION 14.6), or the refusal to accept same, the notice shall be deemed received on the Business Day the notice is sent (as evidenced by a sworn affidavit of the sender). All such notices, demands, consents, requests, instructions and other communications will be sent to the following addresses or facsimile numbers as applicable:

If to USA Broadband, Inc.

USA Broadband, Inc. 1111 Orange Avenue Coronado, California Attention: Grant Miller Telephone: 619-203-6569 FAX:

With a copy (which shall not constitute notice) given in the manner prescribed above to:

SHEFSKY & FROELICH LTD. 444 N. Michigan A venue, Suite 2500 Chicago, IL 60611
Attention: Michael J. Choate, Esq. Telephone: 312-836-4066 Fax: 312-527-5921

If to LABN:

Las Americas Broadband, Inc. 20031 Valley Boulevard Tehachapi, California 93561
Attention: Richard G. Lubic Phone: 661-822-1030 Fax: 661-822-1039

With a copy (which shall not constitute notice) given in the manner prescribed above to:

J Jenkens & Gilchrist Parker Chapin LLP 405 Lexington Avenue New York, New York 10174

Attention: Martin Eric Weisberg, Esq. Telephone: 212-704-6050 Fax: 212-704-6288

Section 14.7 ASSIGNMENT. This Agreement will be binding upon and inure to the benefit of the Parties hereto and their respective successors, legal representatives and assigns, but this Agreement may not be assigned by any Party without the written consent of the other Parties. Any attempted assignment in violation of this SECTION 13.7 shall be void.

Section 14.8 APPLICABLE LAW. This Agreement will be governed by and construed and enforced in accordance with the Laws of the State of Delaware applicable to agreements made and to be performed entirely within such State, without giving effect to the conflict of laws provisions thereof that would defer to the substantive law of another jurisdiction.

Section 14.9 WORDS IN SINGULAR AND PLURAL FORM. Words used in the singular form in this Agreement shall be deemed to import the plural, and vice versa, as the sense may require.

Section 14.10 ANTITRUST NOTIFICATION. If required by law, each of the Parties will as promptly as practicable, but in no event later than ten (10) Business Days following the execution and delivery of this Agreement, file or cause to be filed with the FTC and the DOJ the notification and report form required for the transactions contemplated hereby. Each of the Parties will furnish to the others such necessary information and reasonable assistance as the others may request in connection with the preparation of any filing or submission which is necessary under the HSR Act. Each of the Parties will keep each other apprised of the status of any communications with, and inquiries or requests for additional information addressed to the entity that filed a notification and report form as an acquired or acquiring person from, the FTC or the DOJ and shall comply or cause its respective filing person to comply promptly with any such inquiry or request. Each of the Parties will use its reasonable best efforts to obtain any clearance required under the HSR Act for the AP A.

Section 14.11 THIRD-PARTY BENEFICIARIES. Except as otherwise provided herein,
(a) this Agreement is for the sole benefit of the Parties hereto and their permitted assigns and nothing herein expressed or implied shall give or be construed to give to any person, other than the Parties hereto and such assigns, any legal or equitable rights hereunder; and (b) all references herein to the enforceability of agreements with third parties, the existence or non-existence of third-party rights, the absence of breaches or defaults by third parties, or similar matters or statements, are intended only to allocate rights and risks between the parties and are not intended to be admissions against interests, give rise to any inference or proof of accuracy, be admissible against any Party by any non-Party, or give rise to any claim or benefit to any non-Party.

Section 14.12 SEVERABILITY. If any provision of this Agreement or the application of any such provision to any person or circumstance shall be held invalid, illegal or unenforceable in any respect by a court of competent jurisdiction, such invalidity, illegality or un-enforceability shall not affect any other provision hereof (or the remaining portion thereof) or the application of such provision to any other persons or circumstance.

Section 14.13 ENFORCEMENT. The Parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement are not performed in accordance with their specific terms or are otherwise breached. It is accordingly agreed that the Parties shall be entitled to an injunction or injunctions to prevent 'breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in the United States District Court located in the State of Delaware, a state court located in the State of Delaware, this being in addition to any other remedy to which they are entitled at law or in equity. In addition, each of the Parties hereto (i) consents to submit such Party to the personal jurisdiction of the United States District Court located in the State of Delaware or any state court located in the State of Delaware, in the event any dispute arises out of this Agreement or any of the transactions contemplated hereby, (ii) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court, (iii) agrees that it will not bring any action relating to this Agreement or any of the transactions contemplated hereby in any court other than the United States District Court located in the State of Delaware or a state court located in the State of Delaware, and (iv) waives any right to trial by jury with respect to any claim or proceeding related to or arising out of this Agreement or any of the transactions contemplated hereby.

Section 14.14 DAMAGES. No Party shall be liable for any special, exemplary, consequential, speculative, or punitive damages in any claim arising out of this Agreement or any breach hereof.

ARTICLE XIV

DEFINITIONS

"AFFILIATE" shall have the meaning defined in the rules and regulations of the SEC under the Securities Act as of the date of this Agreement.

"AGREEMENT" means this Agreement and Plan of AP A including the Exhibits and Due Diligence Schedules thereto, as they may be amended as permitted hereunder from time to time.

"ASSOCIATE" shall have the meaning defined in the rules and regulations of the SEC under the Securities Act as of the date of this Agreement.

"BENEFIT PLAN" shall have the meaning ascribed to such term in SECTION 4.10(a).

"USAB" shall have the meaning ascribed to such term in the Preamble to this Agreement.

"USAB'S DUE DILIGENCE SCHEDULES" shall have the meaning ascribed to such term in
ARTICLE V.

"USAB INTERIM BALANCE SHEET DATE" means September 30, 2002.

"USAB PERMITTED OWNERSHIP LIENS" means those Liens (i) for taxes not yet due and payable or which are being contested in good faith; (ii) which arose from or through LABN; or (iii) liens for indebtedness incurred by USAB prior to the date of this Agreement.

"USAB PERMITS" shall have the meaning ascribed to such term in SECTION 5.12.

"USAB SEC REPORTS" shall have the meaning ascribed to such term in SECTION 5.19.

"USAB SHARES" means shares ofUSAB's common stock that are issued and outstanding or subject to being issued in connection with the exercise of options or warrants or through the conversion of preferred stock.

"BUSINESS DAY" means any day (other than a Saturday or Sunday) on which banks are permitted to be open and transact business in the City of Coronado, California.

"CABLE ACQUISITION PROPOSAL" shall have the meaning ascribed to such term in
SECTION 7.1.

"CABLE BALANCE SHEET and FINANCIAL STATEMENTS" shall have the meaning ascribed to such term in SECTION 4.5.

"CERTIFICATE" shall have the meaning ascribed to such term in SECTION 3.2.

"CERTIFICATE OF APA" shall have the meaning ascribed to such term in SECTION
1.1.

"CLOSING" shall have the meaning ascribed to such term in SECTION 1.2.

"CLOSING DATE" shall have the meaning ascribed to such term in SECTION 1.2.

"CODE" means the Internal Revenue Code of 1986, as amended, and reference to any section of the Code shall refer to that section as in effect at the date or, if such section has been modified, corresponding provisions of subsequent Federal tax Law in effect at the relevant time.

"CONTRACT" or "CONTRACTS" means any material binding agreement or understanding, whether written or oral, including any commitment, letter of intent, mortgage, indenture, note, guarantee, lease, license, contract, deed of trust, option agreement, right of first refusal, security agreement, development a_eement, operating agreement, management agreement, service agreement, partnership agreement, purchase, sale or other agreement, together with any amendments thereto.

"DGCL" means the Delaware General Corporation Law, as amended.

"DOJ" means the United States Department of Justice.

"EFFECTIVE TIME" shall have the meaning as Closing.

"ENVIRONMENTAL CLAIM" means any material claim, action, cause of action, investigation or written notice by any person or entity alleging potential liability (including potential liability for investigatory costs, cleanup and removal costs, governmental enforcement and response costs, natural resources damaged, property damages, economic loss, personal injuries, or penalties) arising out of, based on or resulting from (a) the presence, discharge or release or threatened discharge or release into the environment, of any Materials of Environmental Concern at any location owned or operated by LABN or USAB or (b) circumstances forming the basis of any violation, or alleged violation, of any Environmental Law by LABN or USAB.

"ENVIRONMENTAL LAWS" means all material Federal, state, and local Laws (as of the relevant applicable date, but in no event as of a date later than the Closing Date) primarily relating to pollution or protection of human health from pollution or the protection of the environment (including ambient air, surface water, groundwater, wetlands, land surface or subsurface strata), navigable waters, waters of contiguous and exclusive economic zones, ocean waters and international waters, including Laws relating to emissions, discharges, releases or threatened discharge or releases of non-permitted non-consumer quantities of Materials of Environmental Concern or the dredging, handling and disposal of river sediments, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of non-permitted or non-consumer quantities of Materials of Environmental Concern.

"ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and the rules and regulations promulgated thereunder.

"ERISA AFFILIATE" shall have the meaning ascribed to such term in SECTION
4.10(a).

"EXCHANGE ACT" means the United States Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

"EXCHANGE AGENT" shall have the meaning ascribed to such term in SECTION 3.2.

"FTC" means the United States Federal Trade Commission.

"GAAP" means generally accepted accounting principles.

"GOVERNMENTAL APPROVALS" mean any material permit, license, certificate, franchise, concession, approval, consent, ratification, permission, clearance, confirmation, endorsement, waiver, certification, filing, franchise, notice, variance, right, designation, rating, registration, qualification or authorization that is or has been issued, granted, given or otherwise made available by or under the authority of any Governmental Body or pursuant to any Law.

"GOVERNMENTAL BODY" means any:

(a) nation, principality, state, commonwealth, province, territory, county, municipality, district or other jurisdiction of any nature;

(b) federal, state, local, municipal, foreign or other government;

(c) governmental or quasi _governmental authority of any nature (including any governmental division, subdivision, department, agency, bureau, branch, office, commission, council, board, instrumentality, officer, official, representative, organization, taxing authority, unit, body or Person and any court or other tribunal);

(d) multinational organization or body; or

(e) individual, Person, or body exercising, or entitled to exercise, any executive, legislative, judicial, administrative, regulatory, police, military or taxing authority or power of any nature.

"HSR ACT" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

"INCLUDING" means including, without limitation.

"INCOME TAX" or "INCOME TAXES" means any federal, state, local or foreign income, franchise or similar Tax.

"INTELLECTUAL PROPERTY" means all registered and unregistered trademarks, service marks, trade names, corporate names, company names, fictitious business names, trade styles, trade dress, logos, and other source or business identifiers; patents; copyrights; proprietary formulas, recipes, technology, know-how and other trade secrets used in or necessary to conduct Cable's LABN's or USAB's business as currently conducted, and all registrations and recordings thereof, all applications for registration pending therefor, all extensions and renewals thereof, all goodwill associated therewith, and all proprietary rights therein, in any jurisdiction in which LABN or Cable operates or does business.

"IRS" means the Internal Revenue Service.

"KNOWLEDGE" means actual, conscious knowledge of a fact or other matter, excluding constructive knowledge. With regard to LABN, "knowledge" shall mean the knowledge of Mr. Richard G. Lubic. With regard to USAB, "knowledge" shall mean the knowledge of Mr. Grant Miller and Mr. Jon Eric Landry.

"LABN" shall have the meaning ascribed to such term in the Preamble to this Agreement.

"LABN' DUE DILIGENCE SCHEDULES" shall have the meaning ascribed to such term in
ARTICLE IV	.

"LABN PERMITS" shall have the meaning ascribed to such term in SECTION 4.12.

"LABN PERMITTED OWNERSHIP LIENS" means those Liens (i) for taxes not yet due and payable or which are being contested in good faith; (ii) which arose from or through USAB; or (iii) liens for indebtedness incurred by LABN prior to the date of this agreement.

"LABN PERMITTED REAL ESTATE LIENS" means those Liens (i) set forth on the title policy provided to USAB by LABN; (ii) Liens for Taxes and other governmental charges and assessments which are not yet due and payable; (iii) Liens of landlords and Liens of carriers, warehousemen, mechanics and material men and other like Liens arising in the ordinary course of business for sums not yet due and payable; or (iv) disclosed on the LABN Balance Sheet provided to USAB.

"LABN PRINCIPAL STOCKHOLDERS" mean Richard W. Clark, Richard G. Lubic and Martin Eric Weisberg.

"LABN SEC REPORTS" shall have the meaning ascribed to such term in SECTION 4.20.

"LABN SHARES" means shares of issued and outstanding $.025 par value, common stock ofLABN.

"LABN TAX CERTIFICATE" shall have the meaning ascribed to such tenant in SECTION 8.4.

"LAWS" mean all laws (whether statutory or otherwise), rules, regulations, orders, writs, injunctions, ordinances, judgments or decrees of any Governmental Body, the Federal Occupational _afety-and Health Act and all laws relating to the safe conduct of business and environmental protection and conservation, the Civil Rights Act of 1964 and Executive Order 11246 concerning equal employment opportunity obligations of federal contractors, the Americans with Disabilities Act of 1990 and any applicable health, sanitation, fire, safety, labor, zoning and building laws and ordinances.

"LEASED PROPERTY" means each parcel of real property and each interest in real property leased by Cable, LABN or USAB.

"LEASES" means all of those certain leases set forth on the list attached hereto as SECTION 4.7(b) of the Cable USAB Due Diligence Schedules concerning the Leased Property.

"LIENS" means all mortgages, pledges, security interests, liens, charges, options, conditional sales agreements, claims, restrictions, covenants, easements, rights of way, title defects or other encumbrances or restrictions of any nature whatsoever.

"MATERIAL ADVERSE EFFECT" means any change or effect that is, individually or in the aggregate, materially adverse to the business, prospects, properties, assets or financial condition or results of operations of any Person, taken as a whole; provided that any such (i) changes in circumstances or conditions affecting broadcast, cable and satellite television broadcasts insofar as they relate to either Party's operations, properties, licenses or transmissions; (ii) changes in the United States or global economy or financial market conditions; or (iii) changes in GAAP, shall not be considered to a material adverse change or a material adverse effect.

"MATERIALS OF ENVIRONMENTAL CONCERN" means any hazardous substance defined as such under the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended.

"AP A" shall have the meaning ascribed to such tenant in the Preamble of this Agreement.

"P ARTIES" shall have the meaning ascribed to such tenant in the Preamble to this Agreement.

	"PERSON" means any individual, corporation, limited liability corporation, joint stock company, joint venture, partnership, unincorporated association, Governmental Body, country, state or political subdivision thereof, trust or other entity.

"SEC" means the United States Securities and Exchange Commission.

"SUBSIDIARY" or "SUBSIDIARIES" means as to any Person, a corporation, limited liability company, partnership or other entity of which shares of stock or other ownership interests having ordinary voting power to elect a majority of the board of directors or other managers of such corporation, limited liability corporation, partnership or other entity are at the time owned, or the management of which is otherwise controlled, directly or indirectly through one or more intermediaries, or both, or of which a majority in equity ownership interest is held, by such Person.

"TAXES" means all taxes, charges, fees, levies or other assessments, including income, gross receipts, excise, gaming, property, sales, withholding, social security, occupation, use, service, service use, license, payroll, franchise, transfer and recording taxes, fees and charges, including estimated taxes, imposed by the United States or any taxing authority (domestic or foreign), whether computed on a separate, consolidated, unitary, combined or any other basis; and such term shall include any interest, fines, penalties or additional amounts attributable to, or imposed upon, or with respect to any such taxes, charges, fees, levies or other assessments.

"TAX RETURN" or "TAX RETURNS" means any return, report or other document or information required to be supplied to a taxing authority in connection with Taxes.

"TERMINATION DATE" means Parties unanimously agree.

, 2003 or such other date as the

[SIGNATURE PAGE TO FOLLOW]

IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be duly executed and delivered by the Parties as of the day and year first above Written.

USA BROADBAND, INC. a Delaware corporation
BY:/s/

Name: Grant Miller

------------------------------

Title: Chief Financial Officer

-----------------------------

LAS AMERICAS BROADBAND, INC. a Colorado corporation

By:/s/

--------------------------------

Name: Richard G. Lubic

------------------------------

Title: President

-----------------------------

Cable California S.A. de C.V.. a Mexican corporation

By:/s/

--------------------------------

Name: Richard G. Lubic

------------------------------

Title: President

----------------------------

Dick Clark International Cable Ventures, a Turks and Caicos entity

By:/s/

--------------------------------

Name: Richard G. Lubic

------------------------------

Title: President

-----------------------------

By:/s/

--------------------------------

Carlos Bustamante, Sr., an individual


REQUIRED EXHIBITS AND SCHEDULES TO AP A

AMENDMENT TO USAB/LABN $890,276 Note, reducing principal to $500,000 and restating maturity date to June 30, 2003; (need)

MANAGEMENT SERVICES AGREEMENT WITH RICHARD LUBIC OR DESIGNEE; to be provided within 5 days of closing.

ESCROW AGREEMENT(S) FOR USAB SHARES ISSUED TO LABN AND OTHERS IN AP A; (need)

FORM OF STOCK OPTION GRANT FOR RICHARD LUBIC (attached).

FORMAL TERMINATION AND MUTUAL RELEASE FOR THE ORIGINAL MERGER AGREEMENT, SUPERCEDED BY THIS ASSET PURCHASE AGREEMENT.

FORM OF STOCK OPTION AGREEMENT

THIS STOCK OPTION AGREEMENT (the "Agreement"), made and entered into as of this 9 day of January, 2003 (the "Date ofIssuance"), by and between USA USAB, Inc., a Delaware corporation (the "Company"), and Richard G. Lubic ("Optionee").

RECITALS:

A. Optionee has entered into that certain Employment Agreement with the Company of even date herewith (the "Employment Agreement"); and

B. In return for entering into the Employment Agreement, the Company desires to grant to Optionee an option to purchase up to one million (1,000,000) shares of the Company's common stock, par value $0.001, on the terms and conditions set forth below.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

ARTICLE I

GRANT OF OPTIONS

1.1 GRANT OF OPTIONS; VESTING; EXERCISE PRICE. As partial consideration for entering into the Employment Agreement, the Company hereby grants to Optionee the right and option to purchase from the Company (the "Option"), upon the terms and subject to the vesting requirements and other conditions hereinafter set forth, in whole or in part, from time to time, up to One Million (1,000,000) shares (the "Option Shares") of Common Stock at a purchase price per Option Share equal to the Fair Market Value (as defined herein) per share of the Company's common stock as of the date of this Agreement (the "Exercise Price"). Optionee shall have the right to purchase the Option Shares under this Option according to the following schedule and on each of the following dates (each a "Vesting Date" and collectively, the "Vesting Dates"):

(a) 100,000 of the Option Shares on or after the Date ofIssuance;

(b) 300,000 of the Option Shares on or after the date that is one (1) year after the Date of Issuance;

(c) 300,000 of the Option Shares on or after the date that is two (2) years after the Date of Issuance; and

(d) 300,000 of the Option Shares on or after the date that is three (3) years
after the Date of Issuance;	.

Executive shall have the right to purchase Option Shares that have become vested hereunder between the Vesting Date of such Option Share and the date that is five (5) years from the date of this Agreement (the "Expiration Date"). The number of Option Shares and Exercise Price are subject to adjustment as provided herein, and all references to "Option Shares" and "Exercise Price" herein shall be deemed to include any such adjustment or series of adjustments.

1.2 ACKNOWLEDGMENT. The parties acknowledge that the Option is not an "incentive stock option" as defined in Section 422 of the Internal Revenue Code of 1986, as amended.

ARTICLE II

EXERCISE OF OPTIONS

2.1 EXERCISE PRICE; METHOD OF PAYMENT. Payment of the aggregate Exercise Price shall be by cash, certified or cashier's check, or Option Shares (if a cash less exercise).

2.2 EXERCISE OF OPTION. Optionee may exercise this Option, in whole or in part, at any time, or from time to time, subsequent to the applicable Vesting Dates and prior to the Expiration Date, by giving written notice to the Company (the "Exercise Notice"). The Exercise Notice shall: (i) be signed by Optionee; (ii) state the number of Option Shares with respect to which the Option is being exercised; (iii) be accompanied either by cash or certified or cashier's check made payable to the Company in the amount of the Exercise Price multiplied by the number of Option Shares being purchased or by a written instruction ITom Optionee to the Company instructing the Company to retain that number of Option Shares for which the Option is being exercised having a Fair Market Value equal to the aggregate Exercise Price; and (iv) otherwise comply with the terms and conditions of this Agreement. No partial exercise of this Option shall be for less than one hundred (100) Option Shares.

2.3 CASHLESS EXERCISE.

(a) In lieu of payment of the Exercise Price in cash or by certified or cashier's check, Optionee may elect to pay the Exercise Price with Option Shares (a "Cash less Exercise"). If Optionee elects to make a Cash less Exercise, Optionee shall provide written instruction to the Company of its desire to make a Cash less Exercise and such instruction shall be contained in the Exercise Notice as provided in SECTION 2.2 and shall be irrevocable. Upon receipt by the Company of the Exercise Notice indicating that Optionee desires to make a Cash less Exercise, the Company shall withhold that number of the Option Shares for which the Option is being exercised having a Fair Market Value (defined below) equal to the aggregate Exercise Price plus any withholding obligations for taxes as described in SECTION 2.6 below. If the number of Option Shares to be withheld by the Company on such exercise do not have a Fair Market Value equal to or greater than the aggregate Exercise Price, then the Optionee may not make a Cash less Exercise. Election of a Cash less Exercise shall constitute an authorization to the Company to withhold that number of Option Shares for which the Option is being exercised having a Fair Market Value equal to the aggregate Exercise Price plus any withholding obligations for taxes as described in
Section 2.6 below.

(b) For purposes of this Agreement, the term "Fair Market Value" shall mean: (i) if the Company's common stock is listed on a national securities exchange or included for quotation on the Nasdaq Stock Market, the average of the closing prices of the common stock on such exchange or market for the five (5) days immediately preceding the date of the Exercise Notice or if no such sales occurred on such dates, then on the next five (5) preceding dates on which sales were made; (ii) if the common stock is actively traded on the over-the counter market, the average of the closing "bid prices" for five (5) days immediately preceding the date of the Exercise Notice or if no such sales occurred on such dates, then on the next five (5) preceding dates on which sales were made; and
(iii) if the common stock is not listed on a national securities exchange or included for quotation on the Nasdaq Stock Market or actively traded on the over-the-counter market or otherwise admitted to unlisted trading privileges and closing prices are not so reported, the amount determined by a written appraisal prepared by an appraiser selected in good faith by the Company. The fair market value is defined for purposes of this SECTION 2.3(b )(iii) as the price in a single transaction determined on a going-concern basis that would be agreed upon by the most likely hypothetical buyer for a 100% controlling interest in the equity capital of the Company (on a fully diluted basis including any fractional shares and assuming the exercise in full of all then outstanding options, warrants or otherwise purchased shares of common stock that are then currently exercisable), each extending for a period of time considered sufficient by all parties to effect the transfer of goodwill from the seller to the buyer and disregarding any discounts for non-marketability of common stock of the Company. The cost of the appraisal shall be borne by the Company, but the cost thereof shall be deemed an account payable of the Company and shall be considered in the determination of the appraised value.

2.4 ISSUANCE OF OPTION SHARES. Within five (5) business days following receipt by the Company of the Exercise Notice (which date may be extended by the Company if any law or regulation requires the Company to take any action with respect to the Option Shares prior to the issuance thereof), the Company shall deliver to Optionee an appropriate certificate or certificates for the Option Shares as to which the Option was exercised (or in the case of a Cash less Exercise, the Option Shares as to which the Option was exercised less that number of Option Shares having a Fair Market Value equal to the aggregate Exercise Price and all applicable taxes required to be withheld or payable on exercise), registered in the name of Optionee and containing the legend provided for in SECTION 2.7. The Company hereby represents and warrants that all Option Shares that may be issued upon the exercise of this Option will, upon payment of the Exercise Price, be duly and validly authorized and issued, fully paid and non assessable and free from all taxes, liens and charges in respect of the issuance thereof (other than liens or charges created by or imposed upon Optionee as the holder of the Option pursuant to this Agreement or taxes in respect of any transfer occurring contemporaneously or otherwise specified herein).

2.5 NO RIGHTS AS STOCKHOLDER PRIOR TO EXERCISE. Until the issuance (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company) of the stock certificate evidencing the issuance of Option Shares upon the exercise of the Option, no right to vote or receive dividends or any other rights as a shareholder shall exist with respect to the Option Shares, notwithstanding the exercise of the Option. Except as provided herein, no adjustment will be made for a dividend or other right for which the record date is prior to the date the stock certificate is issued.

2.6 TAXES. Optionee shall be responsible for all federal, state and other taxes related to the receipt or exercise of the Option and of receipt of the Option Shares. The Company shall have the power to withhold from any source, or require Optionee to remit to the Company, an amount sufficient to satisfy any withholding or other federal, state or other tax due from Optionee or the Company as a result of any transaction contemplated by this Agreement. If Optionee does not remit to the Company amounts sufficient to meet such obligations, the Company shall withhold Option Shares from Optionee, such that the number of Option Shares withheld has a fair market value (as determined in the sole discretion of the Company) sufficient to satisfy the associated obligation of the Company to withhold federal, state and other taxes.

2.7 WARRANTIES. Unless the Option Shares to be issued upon the particular exercise of an Option granted under this Agreement shall have been effectively registered under the Securities Act of 1933, as now in force or hereafter amended, the Company shall be under no obligation to issue the Option Shares covered by such exercise unless Optionee warrants to the Company, at the time of such exercise, that Optionee is acquiring the Option Shares for investment and not with a view toward, or for sale in connection with, the distribution of any such shares; and in such event Optionee shall be bound by the provisions of the following legend or similar legend which shall be endorsed upon the certificate or certificates evidencing the Option Shares issued by the Company pursuant to such exercise:

"THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR UNDER THE LAWS OF ANY STATE, AND MAY NOT BE SOLD, TRANSFERRED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF AN EFFECTIVE REGISTRATION UNDER SUCH LAWS OR AN OPINION OF COUNSEL ACCEPTABLE TO USA USAB, INC. TO THE EFFECT THAT SUCH REGISTRATION IS NOT REQUIRED."

ARTICLE III

AMENDMENTS TO OPTIONS SHARES AND EXERCISE PRICE

3.1 ADJUSTMENT OF EXERCISE PRICE AND NUMBER OF OPTION SHARES. The number of Option Shares and the Exercise Price shall be subject to adjustment from time to time upon the occurrence of certain events, as follows:

(a) RECLASSIFICATION, APA OR CERTAIN OTHER TRANSACTIONS. In case of (i) any reclassification, change or conversion of securities of the class issuable upon exercise of the Option (other than as a result of a subdivision or combination), or (ii) in case of any AP A of the Company with or into another corporation (other than a AP A with another corporation in which the Company is a continuing corporation and which does not result in any reclassification or change of outstanding securities issuable upon exercise of the Option), the Company or such successor, as the case may be, shall execute a new Stock Option Agreement (on substantially the same terms and conditions as this Agreement, except as the context otherwise requires, and in form reasonably satisfactory to Optionee) providing that Optionee shall have the right to exercise such new options and upon such exercise to receive, in lieu of each Option Share theretofore issuable upon exercise of the Option, the kind and amount of shares of stock, other securities, money and property receivable upon such event or transaction by a holder of one share of Common Stock. Such new options shall provide for adjustments that shall be as nearly equivalent as may be practicable to the adjustments provided for in this SECTION 3.1. The provisions of this SECTION 3.1 shall similarly apply to successive events and transactions described above.

(b) Subdivisions or Combination of Shares. If the Company at any time while this Option remains outstanding and unexercised shall subdivide or combine its Common Stock, the Exercise Price and the number of Option Shares issuable upon exercise shall be proportionally adjusted.

ARTICLE IV

REGISTRATION RIGHTS

4.1 PIGGYBACK REGISTRATION. If the Company files a registration statement (other than a registration relating to the sale of securities to participants in a dividend reinvestment plan, a registration on Form S-4 relating to a business combination or similar transaction permitted to be registered on such Form S-4, a registration on Form S-8 relating to the sale of securities to participants in a stock or employee benefit plan) with the Securities and Exchange Commission (the "Commission") while any Registrable Securities (as defined herein) are outstanding, the Company shall give Optionee at least ten (10) days' prior written notice of the filing of such registration statement (a "Piggyback Registration"). If requested by Optionee in writing within two (2) days after receipt of any such notice, the Company shall register all or, at such Optionee's option, any portion of Optionee's Registrable Securities concurrently with the registration of such other securities, all to the extent required to permit the public offering and sale of the Registrable Securities. The Company will use its reasonable efforts through its officers, directors, auditors, and counsel to cause such registration statement to become effective as promptly as reasonably practicable; PROVIDED, HOWEVER, that the number of Registrable Securities that may be registered pursuant to this SECTION 4.1 on any such registration statement involving an underwriting shall be subject to those reductions determined to be necessary by the underwriter of the offering pursuant to SECTION 4.2.

As used herein, "Registrable Securities" shall mean (i) the Option Shares acquired by Optionee from the Company upon the exercise of this Option and (ii) any Common Stock issued by way of a stock split, stock dividend, recapitalization, AP A or other distribution with respect to, or in exchange for, or in replacement of, such Option Shares.

4.2 UNDERWRITING. If a Piggyback Registration is for a registered public offering involving an underwriting, the Company shall so advise Optionee as part of the notice given pursuant here_o. The Company shall (together with all other holders of Common Stock proposing to distribute their securities through such underwriting), if requested by the underwriter, enter into an underwriting agreement in customary form with a managing underwriter selected for such underwriting by the Company. Notwithstanding any other provision of this Article IV, if the managing underwriter advises the Company in writing that market factors require exclusion of shares to be sold by selling stockholders, or a limitation of the number of shares to be so sold, then the Company shall so advise Optionee and the number of shares of Registrable Securities that may be included in the registration and underwriting shall be allocated: (i) first, to the securities to be registered on behalf of the Company; (ii) second, the securities sought to be registered by the holders of the Company's Series A Convertible Preferred Stock; and (iii) third, pro rata among the holders of Registrable Securities and other securities requested to be included in the registration. No Registrable Securities excluded from the underwriting by reason of the underwriter market limitation shall be included in such registration.

4.3 EXPENSES OF REGISTRATION. All Registration Expenses (defined below) incurred in connection with a Piggyback Registration shall be borne by the Company. All Selling Expenses (defined below) incurred in connection with a Piggyback Registration shall be borne by Optionee for the Registrable Securities so registered. For purposes of this SECTION 4.3:

(a) "REGISTRATION EXPENSES" shall mean all expenses incurred by the Company in connection with a Piggyback Registration, including, without limitation, all registration, filing and qualification fees, underwriters expense allowances, printing expenses, fees and disbursements of counsel for the Company, blue sky fees and expenses (but excluding the compensation of regular employees of the Company which shall be paid in any event by the Company).

(b) "SELLING EXPENSES" shall mean all underwriting discounts and selling commissions applicable to the sale of the Registrable Securities in the Piggyback Registration and all fees and disbursements of any special counsel (other than the Company's regular counsel) for Optionee ( but excluding the compensation of regular employees of the Company which shall be paid in any event by the Company).

4.4 QUALIFICATION FOR SALE. In connection with a Piggyback Registration, the Company shall use its reasonable best efforts to cause the Registrable Securities so registered to be registered or qualified for sale under the securities or blue sky laws of such jurisdictions as Optionee may reasonably request; PROVIDED, HOWEVER, that the Company shall not be required to qualify to do business in any state by reason of this SECTION 4.4 in which it is not otherwise required to qualify to do business.

4.5 EFFECTIVENESS. In connection with a Piggyback Registration, the Company shall prepare and file with the Commission a registration statement with respect to the Registrable Securities requested to be registered and use its reasonable best efforts to cause such registration statement to become effective, and shall keep effective any Piggyback Registration and shall from time to time amend or supplement each applicable registration statement, preliminary prospectus, final prospectus, application, document and communication for such period of time as shall be required to permit Optionee to complete the offer and sale of the Registrable Securities covered thereby. The Company shall in no event be required to keep any such Piggyback Registration in effect for more than twelve
(12) months from the initial effective date of the Piggyback Registration; PROVIDED, HOWEVER, that, if during the twelve (12) month period of effectiveness of the registration statement, the Company gives to Optionee a Blackout Notice pursuant to SECTION 4.6, the Company shall extend the effectiveness of the registration statement for the same time period as that set forth in the Blackout Notice.

4.6 BLACKOUT RIGHTS. Following the effective date of any registration statement filed pursuant to Article 4 of this Agreement, the Company shall be entitled, from time to time, to notify Optionee to discontinue offers or sales of shares pursuant to such registration statement for Registrable Securities for the period of time stated in the written notice (the "Blackout Notice"), if the Company determines, in its reasonable business judgment, that the disclosure required in connection with the offers and sales of the Registrable Securities could materially damage the Company's ability to successfully complete an acquisition, corporate reorganization, securities offering or other voluntary transaction undertaken by the Company (which information the Company would not be required to disclose at such time other than in connection with Optionee's registration statement) that is material to the Company and its subsidiaries taken as a whole. The time period for which Optionee must discontinue offers or sales of shares pursuant to a Blackout Notice shall be for any period the Company reasonably believes is necessary, and if, the Company is unable to determine the duration of such period at the time the Blackout Notice is issued, the Blackout Notice may state that the period extends "until the Optionee is otherwise notified by the Company;" provided that the Blackout Notice may not exceed more than ninety (90) consecutive days or an aggregate of one hundred eighty (180) days within any calendar year. The Blackout Notice shall be signed by an authorized officer of the Company and shall certify the Company's determination. Optionee agrees that upon receipt of a Blackout Notice he shall discontinue offers or sales of Registrable Shares pursuant to any such registration statement for the period of time stated in the Blackout Notic_.

4.7 DISTRIBUTION OF REGISTRATION STATEMENT. In connection with Piggyback Registration, the Company shall promptly furnish to Optionee such number of copies of the registration statement and of each amendment and supplement thereto (in each case, including all exhibits), such reasonable number of copies of each prospectus contained in such registration statement and each supplement or amendment thereto (including each preliminary prospectus), all of which shall conform to the requirements of the Securities Act of 1933, as amended (the "Securities Act") and the rules and regulations thereunder, and such other documents, as Optionee may reasonably request to facilitate the disposition of the Registrable Securities included in such registration.

4.8 NOTIFICATION OF EFFECTIVENESS. The Company shall notify Optionee promptly when such registration statement has become effective or a supplement to any prospectus forming a part of such registration statement has been filed.

4.9 OTHER NOTIFICATIONS. The Company shall promptly notify Optionee at any time when the prospectus included in the Piggyback Registration, as then in effect, would include an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing, and at the reasonable request of Optionee prepare and furnish to it such number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made.

4.1 0 INDEMNIFICATION BY COMPANY. Subject to the conditions set forth below, the Company agrees to indemnify and hold harmless Optionee from and against any and all loss, liability, charge, claim, damage, and expense whatsoever (which shall include, for all purposes of this SECTION 4.10, but not be limited to, reasonable attorneys' fees and any and all reasonable expenses whatsoever incurred in investigating, preparing, or defending against any litigation, commenced or threatened, or any claim whatsoever, and any and all amounts paid in settlement of any claim or litigation), as and when incurred, arising out of, based upon, or in connection with any untrue statement or alleged untrue statement of a material fact contained (A) in any registration statement, preliminary prospectus, or final prospectus (as from time to time amended and supplemented), or any amendment or supplement thereto, relating to the sale of any of the Registrable Securities or (B) in any application or other document or communication (in this SECTION 4.10 collectively called an "Application") executed by or on behalf of the Company and based upon written information furnished by or on behalf of the Company filed in any jurisdiction in order to register or qualify any of the Registrable Securities under the Securities Act or blue sky laws thereof or filed with the Commission or any securities exchange; or any omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements made therein not misleading, unless such statement or omission was made in reliance upon and in conformity with written information furnished to the Company by or on behalf of Optionee for inclusion in any registration statement, preliminary prospectus, or final prospectus, or any amendment or supplement thereto, or in any application, as the case may be.

If any action is brought against Optionee in respect of which indemnity may be sought against the Company pursuant to the foregoing paragraph, Optionee shall promptly notify the Company in writing of the institution of such action (the failure to notify the Company within a reasonable time of the commencement of any such action, to the extent prejudicial to the Company's ability to defend such action, shall relieve the Company of liability to Optionee pursuant to this
SECTION 4.10) and the Company shall promptly assume the defense of such action, including the employment of counsel, provided that Optionee shall have the right to employ his own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of Optionee unless the employment of such counsel shall have been authorized in writing by the Company in connection with the defense of such action or Optionee shall have reasonably concluded that there may be one or more legal defenses available to him which are different from or additional to those available to the Company, in any of which events such fees and expenses shall be borne by the Company and the Company shall not have the right to direct the defense of such action on behalf of Optionee. Notwithstanding anything in this SECTION 4.10 to the contrary, the Company shall not be liable for any settlement of any such claim or action effected without its written consent. The Company shall not, without the prior written consent of Optionee, settle or compromise any action, or permit a default or consent to the entry of judgment in or otherwise seek to terminate any pending or threatened action, in respective of which indemnity may be sought hereunder, unless such settlement, compromise, consent, or termination includes an unconditional release of Optionee from all liability in respect of such action. The Company agrees promptly to notify Optionee of the commencement of any litigation or proceedings against the Company or any of its officers or directors in connection with the sale of any Registrable Securities or any preliminary prospectus, prospectus, registration statement, or amendment or supplement thereto, or any application relating to any sale of any Registrable Securities.

4.11 INDEMNIFICATION BY OPTIONEE. Optionee agrees to indemnify and hold harmless the Company, each director of the Company, each officer of the Company who shall have signed any registration statement covering Registrable Securities held by Optionee, to the same extent as the foregoing indemnity from the Company to Optionee in SECTION 4.10, but only with respect to statements or omissions, if any, made in any registration statement, preliminary prospectus, or final prospectus (as from time to time amended and supplemented), or any amendment or supplement thereto, or in any application, in reliance upon and in conformity with written information furnished to the Company with respect to Optionee by or on behalf of Optionee, for inclusion in any such registration statement, preliminary prospectus, or final prospectus, or any amendment or supplement thereto, or in any application, as the case may be. If any action shall be brought against the Company or any other person so indemnified based on any such registration statement, preliminary prospectus, or final prospectus or any amendment or supplement thereto, or in any application, and in respect of which indemnity may be sought against Optionee pursuant to this. SECTION 4.11, Optionee shall have the rights and duties given to the Company, and the Company and each other person so indemnified shall have the rights and duties given to Optionee, by the provisions of SECTION 4.10.

4.12 TERMINATION OF REGISTRATION RIGHTS. The covenants set forth in Article IV of this Agreement shall terminate with respect to Optionee on the date that Optionee is eligible to sell all of his Registrable Securities under Rule 144 under the Securities Act.

ARTICLE V

LOCK UP

5.1 LOCK-UP PERIOD. Optionee hereby agrees that, if so requested by the Company or any representative of the underwriters in connection with any registration of the offering of any securities of the Company under the Securities Act, Optionee shall not sell or otherwise transfer any Registrable Securities during the period requested in writing by the managing underwriter and agreed to in writing by the Company (the "Market Standoff Period"). The Company may impose stop transfer instructions with respect to Option Shares subject to the foregoing restrictions until the end of such Market Standoff Period.

ARTICLE VI

GENERAL PROVISIONS

6.1 ENTIRE AGREEMENT. This Agreement sets forth the entire agreement and understanding of the Parties relating to the subject matter contained herein and merge all prior discussions, correspondence, agreements, promises, commitments, contracts or other instruments or understandings between them, and no Party shall be bound by any subsequent instrument, agreement or representation pertaining to the subject matter contained herein unless expressed in writing and signed by the Parties hereto.

6.2 COUNTERPARTS. This'Agreement may be executed in two or more counterparts, each shall have the same force and effect as the other, as one and the same instrument.

6.3 GOVERNING LAW. This Agreement shall be governed by laws of the State of Delaware.

6.4 BINDING AGREEMENT. The Parties hereto warrant that each has been represented by counsel in connection with this Agreement, that they have read this Agreement, that they intend to be legally bound by the same, that they have entered into this Agreement freely and voluntarily, and that they have the full right, power, authority and capacity to enter into and execute the same. The Parties hereto further warrant that this Agreement is entered into with no Party relying upon any statement or representation made by any other Party not expressly embodied in this Agreement.

6.5 ATTORNEYS' FEES. In any claim arising out of or relating to this Agreement, the prevailing party shall recover his or its reasonable costs and attorneys' fees.

6.6 NOTICES. All notices, requests and other communications hereunder shall be in writing and shall be deemed to be duly given if delivered or mailed by prepaid mail addressed or sent via facsimile to:

If to Optionee:	Richard G. Lubic 26250 Cumberland Road Tehachapi, CA 93561
Facsimile: (661) 821-5463

With a copy to:	Jenkens & Gilchrist Parker Chapin LLP 405 Lexington Avenue New
York, New York 10174 Attention: Martin Eric Weisberg

Facsimile: (212) 704-6288

If to the Company:

USA BROADBAND Inc.

With a copy to:

Shefsky & Froelich Ltd.
444 N. Michigan Avenue, Suite 2500 Chicago, IL 60611
Attention: Michael J. Choate Facsimile: 312-527-5921

or such other address as the addressee may direct in writing.

6.7 CAPTIONS. The captions applied to the sections of this Agreement are for convenience only and shall not affect their meaning or construction.

6.8 WAIVER. The failure of either party to insist in any instance or performance of any term of this Agreement shall not be construed as a waiver of future performance of any such term.

6.9 SEVERABILITY. If any portion of this Agreement is held invalid or unenforceable, the remainder thereof shall remain in full force and effect, and if the invalidity or unenforceability is due to the unreasonableness of time or geographical restrictions, such covenants and restrictions shall be effective for such period of time and for such areas as may be determined to be reasonable by a court of competent jurisdiction.

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized officers and to be dated the Date ofIssuance hereof.

USA USAB, INC.
a Delaware corporation

BY:/s/
Its: